UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Denbury Resources Inc.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Meeting to be held May 22, 2019
8:00 a.m. Central Daylight Time

Denbury Resources Inc.
5320 Legacy Drive
Plano, Texas

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, MAY 22, 2019

 To our Stockholders:

You are hereby notified that the 2019 Annual Meeting of Stockholders of Denbury Resources Inc., a Delaware corporation (“Denbury” or the “Company”), will be held at the Company’s corporate headquarters at 5320 Legacy Drive, Plano, Texas 75024, at 8:00 A.M. Central Daylight Time (CDT) on Wednesday, May 22, 2019, for the following purposes:

(1)	to elect eight directors, each to serve until their successor is elected and qualified;

(2)	to hold an advisory vote to approve named executive officer compensation;

(3)
to approve an amendment to the Company’s Second Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 600,000,000 shares to 750,000,000 shares;

(4)	to approve the amendment and restatement of the Company’s 2004 Omnibus Stock and Incentive Plan, principally to increase the number of reserved shares;

(5)	to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019;

and to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 25, 2019 are entitled to notice of, and to vote at, the annual meeting.

Stockholders of record are urged to vote their proxy promptly by either returning the enclosed proxy, voting by telephone or voting via the Internet, each as more fully described in the enclosed proxy statement, whether or not they expect to attend the annual meeting in person. If your shares are held in street name by a broker, bank or other nominee, please refer to the voting instructions included with these proxy materials for information on the voting methods available to you. If your shares are held in street name by a broker, bank or other nominee, you will need to obtain a written proxy from the broker, bank or other nominee holding your shares to be able to vote at the meeting.

By order of the Board of Directors,

Mark C. Allen Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary April 24, 2019

Stockholders of record are urged to vote their proxy promptly, whether or not they expect to attend the annual meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2019:

This proxy statement, along with the Company’s Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2018, are available via the Internet at www.proxyvote.com.

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DENBURY RESOURCES INC.
5320 Legacy Drive
Plano, Texas 75024

PROXY STATEMENT

Annual Meeting of Stockholders
to be held on Wednesday, May 22, 2019

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (sometimes referred to herein as “our Board” or “the Board”) of Denbury Resources Inc., a Delaware corporation (“Denbury” or “the Company”) for use at the Company’s annual meeting of stockholders to be held on Wednesday, May 22, 2019 at the Company’s corporate headquarters at 5320 Legacy Drive, Plano, Texas 75024, at 8:00 A.M. Central Daylight Time (CDT), or at any adjournment or postponement thereof. This proxy statement, proxy card and our 2018 Annual Report to Stockholders are being first made available to stockholders on or about April 24, 2019.

RECORD DATE AND COMMON STOCK OUTSTANDING

Our Board has fixed the record date for the annual meeting as of the close of business on March 25, 2019.  Only Denbury stockholders of record on the record date are entitled to receive notice of and to vote at the annual meeting.  If you are a holder of our common stock, you are entitled to one vote at the annual meeting for each share of common stock you held on the record date.  On the record date, there were 460,441,131 shares of Denbury common stock issued and outstanding and entitled to vote at the annual meeting.

VOTING OF COMMON STOCK

Voting by Stockholders of Record

You are a stockholder of record if your shares are directly held by you and registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. If you are a stockholder of record, you may vote your shares via the Internet at www.proxyvote.com. You may also vote by touch-tone telephone from the United States by calling 1-800-690-6903, or by completing, signing and dating the proxy card and returning the proxy card in the prepaid envelope. In order to be valid and acted upon at the annual meeting, your proxy must be received before 11:59 P.M. Eastern Daylight Time (EDT) on May 21, 2019. Shares represented by proxy will be voted at the annual meeting unless the proxy is revoked at any time prior to the time at which the shares covered by proxy are voted by: (i) timely submitting a proxy with new voting instructions via the Internet or telephone; (ii) timely delivering a valid, later-dated executed proxy card; (iii) delivering a written notice of revocation that is received by our Secretary at 5320 Legacy Drive, Plano, Texas 75024, by 11:59 P.M. Eastern Daylight Time (EDT) on May 21, 2019; or (iv) voting in person at the annual meeting by completing a ballot (however, attending the annual meeting without completing a ballot will not revoke any previously submitted proxy). If you properly complete and sign your proxy card but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted in accordance with the recommendation of our Board as discussed below.

Voting by Beneficial Owners

You are considered a beneficial owner of shares held in “street name” if your shares are held by a broker, bank or other nominee (collectively referred to as a “broker”) on your behalf. If you are a beneficial owner of shares, you will receive instructions from your broker describing how to vote your shares. As a beneficial owner of your shares, you are entitled to direct your broker how to vote your shares. You may instruct your broker on how to vote by completing the voting instruction form provided to you by your broker. You may also vote by telephone or via the Internet if your broker makes such methods available, in which case applicable instructions will be provided to you by your broker. You may change your vote by submitting new voting instructions to your broker in accordance with your broker’s procedures. If you do not instruct your broker on how to vote your shares, your broker may vote your shares as it decides with respect to the matter for which it has discretionary authority (Proposal Five (the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm)) in the absence of timely instructions from you. There are also non-discretionary matters for which your broker does not have discretionary authority to vote unless it receives timely instructions from you: Proposal One (the election of directors), Proposal Two (the non-binding, advisory approval of named executive officer compensation), Proposal Three (increase in authorized shares of common stock) and Proposal Four (amendment and restatement of our 2004 Omnibus Stock and Incentive Plan). A “broker non-vote” results when a broker does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker should vote your shares and the broker indicates it does not have authority to vote such shares on its proxy. As the beneficial owner of shares, you are invited to attend the annual meeting; however, you may not vote your shares in person at the annual meeting unless you obtain a written proxy from your broker.

Quorum; Required Vote; Treatment of Abstentions and Broker Non-Votes

We must have present in person or represented by proxy at least one-third of our issued and outstanding shares of common stock entitled to vote at the annual meeting in order to have a quorum.  Abstentions and broker non-votes are counted as present at the annual meeting for purposes of determining whether a quorum is present. With respect to Proposal One (the election of directors), you will not be allowed to cumulate your votes.  You are entitled to vote “for” election of a director nominee, “against” election of a director nominee, or you may “abstain” from voting with respect to a director nominee. In order for a nominee to be elected as director, such nominee must receive the vote of the majority of the votes cast with respect to such nominee at the annual meeting, where a quorum is present. A majority of votes cast means that the number of shares voted “for” a nominee’s election must exceed the total number of shares voted “against” such nominee’s election. Abstentions and broker non-votes will not be counted as votes cast for purposes of the election of directors. With respect to Proposals Two, Three, Four and Five, the affirmative vote of a majority of the shares having voting power present in person or represented by proxy and entitled to vote on the proposal at the annual meeting, where a quorum is present, is required for approval. Abstentions will be included in the vote total on Proposals Two, Three, Four and Five, such abstentions having the same effect on each such proposal as a negative vote; however, if there is a broker non-vote with respect to Proposals Two, Three or Four, it will not be included in the vote total and will not have any effect.

We will vote all properly executed proxies at the annual meeting in accordance with the direction on the proxy.  You should be aware that if no vote direction is indicated on an executed proxy, the shares will be voted FOR the election of all of the director nominees under Proposal One; FOR Proposal Two (the non-binding, advisory approval of named executive officer compensation); FOR Proposal Three (increase in authorized shares of common stock); FOR Proposal Four (amendment and restatement of our 2004 Omnibus Stock and Incentive Plan); and FOR Proposal Five (the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm).  Our Board has designated John P. Dielwart and/or Christian S. Kendall to serve as proxies.  We do not know of any matters other than those matters listed in the Notice of Annual Meeting of Stockholders that will be presented for action at the annual meeting.  However, if any other matters are properly presented for action at the annual meeting, we intend for Messrs. Dielwart and Kendall, and each of them acting singly as proxies named in the proxy card, to vote at their discretion on such matters.

PERSONS MAKING THE SOLICITATION

We are soliciting this proxy and will bear all costs incurred in connection with such solicitation for the annual meeting, including those incurred for the preparation, printing and mailing of the proxy materials.  Our directors, officers or employees may solicit proxies by personal interviews, telephone or other means of communication.  If they do so, these individuals will not receive any additional compensation for these services.  We may also retain a proxy solicitor to assist us with the distribution and solicitation of proxies for the annual meeting at our expense.

Proposal One: Election of Directors

Our Second Amended and Restated Bylaws (“Bylaws”) provide that our Board shall consist of a minimum of three and a maximum of fifteen directors.  Each of the directors is elected annually and holds office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.  All of our current directors are serving terms that expire at the annual meeting. As previously announced by the Company, Laura A. Sugg, a director of the Company since 2012, will not be standing for re-election at the annual meeting. Mary M. VanDeWeghe was appointed to the Board on March 27, 2019, and is a nominee for election at the annual meeting. As a result, eight director nominees will be seeking election at the annual meeting.

Unless you mark your executed proxy to the contrary, we plan to vote all such proxies for the election of the eight nominees listed below as directors.  We do not foresee any reason why any of these nominees would become unavailable, but if any of them should, your proxy may be voted for a substitute that is nominated by the Board, or we may reduce the size of our Board accordingly.

The name, age, Board committee membership, period of time served as a director of Denbury and the principal occupation of each person nominated for election as a director are as follows:

Name	Age	Current Board Committees	Director Since	Principal Occupation
John P. Dielwart, Chairman	66	Compensation Committee Reserves and HSE Committee Risk Committee	2013	Vice-Chairman of ARC Financial Corp.
Michael B. Decker	69	Compensation Committee Nominating/Corporate Governance Committee	2007	Partner with Wingate Partners
Christian S. Kendall	52	—	2017	President and Chief Executive Officer of Denbury Resources Inc.
Gregory L. McMichael	70	Audit Committee Compensation Committee Nominating/Corporate Governance Committee Risk Committee	2004	Independent Consultant
Kevin O. Meyers	65	Audit Committee Reserves and HSE Committee	2011	Independent Consultant
Lynn A. Peterson	66	Audit Committee Risk Committee	2017	Chairman of the Board, President and Chief Executive Officer of SRC Energy Inc.
Randy Stein	65	Audit Committee Nominating/Corporate Governance Committee Risk Committee	2005	Independent Consultant
Mary M. VanDeWeghe	59	Audit Committee Reserves and HSE Committee	2019	Chief Executive Officer and President of Forte Consulting, Inc.

Our director nominees bring various skills, experience and insight to our Board.  They consist of two current chief executive officers (Messrs. Kendall and Peterson), a former chief executive officer of a public oil and gas company (Mr. Dielwart), a former principal in charge of a major accounting firm (Mr. Stein), a private equity investor and former chief operating officer (Mr. Decker), an engineer with executive industry experience (Dr. Meyers), an experienced financial and management consultant with a focus on strategies to maximize stockholder value (Ms. VanDeWeghe) and a former oil and gas analyst (Mr. McMichael).  These individuals were selected to give the Board insight from diverse points of view, all of which relate to various aspects of our business.

With the exception of Mr. Kendall, our President and Chief Executive Officer, all of our director nominees are independent. Our large majority of independent directors helps provide independent oversight. For more information on director independence, see Governance of the Company – Director Independence below. Our director nominees provide an effective mix of experience and fresh perspective. Including directors with a mix of tenure on the Board helps transition the knowledge of the more experienced directors while providing a broad set of perspectives and experiences. For more information on how director candidates are identified, see Governance of the Company – Identification of Director Candidates below.

The narratives below provide more specific biographical information and outline the skills and qualifications for each of the Board nominees.

John P. Dielwart

Joined the Board: 2013
Age: 66
Board Committees: Compensation Committee, Reserves and HSE Committee, Risk Committee
Principal Occupation: Vice-Chairman of ARC Financial Corp.

John P. Dielwart has been a director of Denbury since November 2013 and was selected Chairman of the Board in March 2016. Mr. Dielwart is a founder and former Chief Executive Officer, as well as a member of the board of directors, of ARC Resources Ltd. (TSX: ARX.TO) (“ARC”), a publicly traded Canadian oil and gas company, and a member of the board of directors of TransAlta Corporation (TSX: TA.TO), a publicly traded electricity power generator and wholesale marketing company, and Crescent Point Energy Corp., a publicly traded oil and gas company (NYSE: CPG). Mr. Dielwart oversaw the growth of ARC, first as its President and then as Chief Executive Officer from its startup in 1996 until his retirement in January 2013. Mr. Dielwart is currently the Vice-Chairman of ARC Financial Corp., Canada’s leading energy-focused private equity manager, a position he assumed after his retirement from ARC. Prior to joining ARC, Mr. Dielwart spent 12 years with a major Calgary-based oil and natural gas engineering consulting firm as Senior Vice President and Director. Mr. Dielwart began his career at a major Calgary-based oil and natural gas company, where he spent five years. Mr. Dielwart served two separate three-year terms as a Governor of the Canadian Association of Petroleum Producers (CAPP), including 18 months (2002 to 2004) as Chairman.

Skills and Qualifications:

Mr. Dielwart is a member of the Association of Professional Engineers and Geoscientists of Alberta (APEGA) and received a Bachelor of Science degree (with Distinction) in Civil Engineering from the University of Calgary. In 2015, Mr. Dielwart was inducted into the Calgary Business Hall of Fame. Mr. Dielwart’s background in the oil and gas industry, particularly as a founder and former Chief Executive Officer of ARC, provides the Board with extensive and relevant industry knowledge, as well as a managerial and leadership perspective.  Mr. Dielwart’s experience in overseeing the development of ARC into a successful oil and gas company is an asset to both the Board and management.

Michael B. Decker

Joined the Board: 2007
Age: 69
Board Committees: Compensation Committee, Nominating/Corporate Governance Committee
Principal Occupation: Partner with Wingate Partners

Michael B. Decker has been a director of Denbury since December 2007.  Mr. Decker has been a partner of Wingate Partners, a Dallas-based private equity investment company, since 1996.  Prior to joining Wingate Partners, Mr. Decker held the position of Chief Operating Officer of the Trammell Crow Company.  He previously was President of Huffco Group, Inc., an energy exploration company.  Mr. Decker currently serves as a board member of USA Environment LP.  Mr. Decker has served as a consultant for the Boston Consulting Group and has worked as an investment officer for the World Bank. Mr. Decker served as an Advanced Leadership Initiative Fellow at Harvard University during 2018.

Skills and Qualifications:

Mr. Decker holds an MBA from the Harvard Business School, a Master of Arts from Oxford University and an Artium Baccalaureatus from Princeton University.  Mr. Decker’s educational background and current and past roles provide him with significant financial, managerial and leadership experience.  Mr. Decker has significant experience in the oil and gas industry, as well as several other industries, which broadens the perspectives he brings to the Board.

Christian S. Kendall

Joined the Board: 2017
Age: 52
Principal Occupation: President and Chief Executive Officer of Denbury Resources Inc.

Christian S. Kendall has been a director of Denbury and the Chief Executive Officer since July 2017.  Mr. Kendall joined Denbury as Chief Operating Officer in September 2015 and was named President in October 2016. Prior to joining Denbury, Mr. Kendall was employed at Noble Energy, Inc. (“Noble”), where he served as a member of Noble’s executive management and as part of its operations leadership team as Senior Vice President, Global Operations Services. Prior to that, Mr. Kendall served as Vice President, Gulf of Mexico (2011-2014), and as Business Unit Manager and Vice President, Noble Energy Mediterranean Ltd (2007-2011), having been with Noble since 2001. Mr. Kendall began his career with Mobil Oil Corporation in 1989 and, in total, has more than 30 years of oil and gas industry experience in domestic and international operations roles.

Skills and Qualifications:

Mr. Kendall holds a Bachelor of Science degree in Engineering, Civil Specialty, from the Colorado School of Mines and is a graduate of the Advanced Management Program at the Harvard Business School. As President and Chief Executive Officer of the Company, Mr. Kendall is intimately knowledgeable of the day-to-day and strategic operations of the Company, providing the Board with a management perspective.

Gregory L. McMichael

Joined the Board: 2004
Age: 70
Board Committees: Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee, Risk Committee
Principal Occupation: Independent Consultant

Gregory L. McMichael has been a director of Denbury since December 2004.  Mr. McMichael is currently a self-employed business consultant, having retired in 2004 from his position of Vice President and Group Leader – Energy Research of A.G. Edwards, where he was responsible for all of the firm’s equity research in the energy sector.  Prior to his employment by A.G. Edwards, which commenced in 1998, Mr. McMichael was Director of Equity Research of Hanifen, Imhoff, Inc. (“Hanifen”), a regional investment banking firm based in Denver, Colorado, for eight years.  Prior to his employment by Hanifen, he worked directly in the oil and gas industry for 15 years, most recently as Chief Executive Officer of Point Resources Inc., a privately held oil and natural gas exploration and production company.  Mr. McMichael previously served as a Special Advisor to the Board of Matador Resources, Inc. (NYSE: MTDR), a publicly traded oil and natural gas company, and a director of Matador Petroleum Company, Quest Resource Corporation and Admiral Bay Resources Inc.

Skills and Qualifications:

Mr. McMichael is a National Association of Corporate Directors Board Leadership Fellow and serves on the board of directors of the Colorado chapter. Mr. McMichael’s experience in the oil and gas industry, coupled with his service on other boards and experience as an analyst covering the energy sector, provides the Board with broad and extensive analytical perspectives.  Mr. McMichael monitors the oil and gas industry and provides the Board with various analyses of relative industry performance.

Kevin O. Meyers

Joined the Board: 2011
Age: 65
Board Committees: Audit Committee, Reserves and HSE Committee
Principal Occupation: Independent Consultant

Kevin O. Meyers has been a director of Denbury since July 2011.  Dr. Meyers has more than 35 years of experience in the oil and gas industry, having retired from ConocoPhillips at the end of 2010. Dr. Meyers currently serves on the board of directors of the following publicly traded companies: Hornbeck Offshore Services, Inc. (NYSE: HOS), a provider of offshore service vessels, Precision Drilling Corporation (NYSE: PDS), a provider of drilling equipment and services, and Hess Corporation (NYSE: HES), an oil and natural gas exploration and production company. Dr. Meyers previously served on the board of directors of Bill Barrett Corporation (NYSE: BBG), LUKOIL, the World Energy Council, the United States Energy Association, the Board of Regents of the University of Alaska and the Nature Conservancy of Alaska. For the ten years prior to retirement, Dr. Meyers was a senior executive with ConocoPhillips, most recently serving as Senior Vice President Exploration and Production, Americas.  Prior to that, he was President of ConocoPhillips Canada, President of ConocoPhillips Russia and Caspian Region, and President of ConocoPhillips Alaska.  For the twenty years prior to that, he served in engineering, technical and executive positions with ARCO, last serving as President of ARCO Alaska.

Skills and Qualifications:

Dr. Meyers holds a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology and Bachelor’s degrees in Chemistry and Mathematics from Capital University in Ohio. Dr. Meyers’ educational background and extensive industry and technical experience provide the Board with significant insight into the Company’s operations and technical matters.  His leadership experience with large oil and gas companies further broadens the perspectives he brings to the Board.

Lynn A. Peterson

Joined the Board: 2017
Age: 66
Board Committees: Audit Committee, Risk Committee
Principal Occupation: Chairman of the Board, President and Chief Executive Officer of SRC Energy Inc.

Lynn A. Peterson has been a director of Denbury since 2017. Mr. Peterson has served as President of SRC Energy Inc. (formerly Synergy Resources Corporation) (“SRC”) since May 2015 and as the Chairman of the Board, President and Chief Executive Officer of SRC since January 2016.  Before joining SRC, he was a co-founder of Kodiak Oil & Gas Corporation (“Kodiak”), and served Kodiak as a director (2001-2014) and as its President and Chief Executive Officer (2002-2014) and Chairman of the Board (2011-2014), until its acquisition by Whiting Petroleum Corporation in December 2014.  Mr. Peterson served as a director of Whiting Petroleum Corporation (NYSE: WLL) from December 2014 to June 2015.

Skills and Qualifications:

Mr. Peterson graduated from the University of Northern Colorado with a Bachelor of Science in Accounting and has more than 33 years of experience in the oil and gas industry. As the current Chief Executive Officer of an oil and gas company, Mr. Peterson provides the Board with valuable industry insight, as well as managerial, business and strategic expertise.  Mr. Peterson’s experience in leading oil and gas companies is an asset to both the Board and management.

Randy Stein

Joined the Board: 2005
Age: 65
Board Committees: Audit Committee, Nominating/Corporate Governance Committee, Risk Committee
Principal Occupation: Independent Consultant

Randy Stein has been a director of Denbury since January 2005.  Mr. Stein is currently a self-employed business consultant, having retired from PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, in 2000.  Mr. Stein was employed for 20 years with PricewaterhouseCoopers LLP, most recently as principal in charge of the Denver, Colorado tax practice. Mr. Stein served as Audit Committee Chairman, Co-Chairman of the Nominating/Corporate Governance Committee and a member of the Compensation Committee of Westport Resources Corp., a Denver-based public oil and gas company, from 2000 until it was acquired in 2004.  Mr. Stein is currently a board member and Audit Committee Chairman of HighPoint Resources Corporation (NYSE: HPR) (formerly known as Bill Barrett Corporation (NYSE: BBG)), an oil and natural gas developer, and also served on the board and audit committee of Koala Corporation, a company engaged in the design, production and marketing of family convenience products, from 2001 through 2005.

Skills and Qualifications:

Mr. Stein’s experience in public accounting with a major accounting firm provides our Board with insights into many aspects of the financial reporting and tax issues facing oil and gas companies.  Mr. Stein’s background also brings additional financial, accounting and tax expertise to the Board through prior experience as a vice president of taxation for a publicly traded oil and gas company, and an expansive understanding of corporate governance and audit committee matters through his service on other boards.

Mary M. VanDeWeghe

Joined the Board: 2019
Age: 59
Board Committees: Audit Committee, Reserves and HSE Committee
Principal Occupation: Chief Executive Officer and President of Forte Consulting, Inc.

Mary M. VanDeWeghe was appointed to the Denbury Board of Directors in March 2019 and is a first-time director nominee to the Board. Ms. VanDeWeghe has served as the President and Chief Executive Officer of Forte Consulting, Inc. since March 2009. Prior to that, she served as Senior Vice President – Finance at Lockheed Martin Corporation. Additionally, she has served as a business school professor at Georgetown University and at the University of Maryland. Ms. VanDeWeghe currently serves on the board of directors of Principal Funds, Inc., a global asset management organization. She previously has served on the boards of directors for Brown Advisory, Nalco Holding Company, Ecolab Inc., W.P. Carey Inc., and B/E Aerospace, Inc.

Skills and Qualifications:

Ms. VanDeWeghe has a Bachelor’s degree in Economics from Smith College, where she graduated Phi Beta Kappa, and received an MBA from the Amos Tuck School of Business at Dartmouth College, where she was a Tuck Scholar. Ms. VanDeWeghe has more than 35 years of experience developing and executing strategies to maximize shareholder value. Her areas of expertise include strategic planning, mergers & acquisitions, capital markets, risk management, project financing, venture capital, investment management, corporate governance and investor relations.

Vote Required

As described above, in order for a nominee to be elected as a director, where a quorum is present, such nominee must receive the affirmative vote of a majority of the votes cast with respect to such nominee at the annual meeting. A majority of votes cast means that the number of shares voted “for” a nominee’s election must exceed the number of shares voted “against” such nominee’s election, with abstentions and broker non-votes not being counted as votes cast for purposes of the election of directors. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Board of Directors’ Recommendation

Our Board of Directors recommends that stockholders vote FOR election of each of the foregoing director nominees.

GOVERNANCE OF THE COMPANY

The business, properties and affairs of the Company are managed by the Chief Executive Officer under the direction of the Board.  The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company. Other than involvement by the Company’s Chief Executive Officer, the Board is not involved in the day-to-day operations of the Company.  Board members keep informed of the Company’s business by participating in Board meetings, attending committee meetings, reviewing regularly provided analyses and reports and engaging in thorough discussions with the Chief Executive Officer and other employees of the Company. Our Board and senior management spend significant time implementing corporate governance guidelines, policies and practices that uphold our core values, align with our corporate governance commitments and support our business sustainability.

Board Leadership Structure

John P. Dielwart serves as Chairman of the Board, and Christian S. Kendall serves as our President and Chief Executive Officer. The separation of the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on the day-to-day leadership and performance of the Company and allows our Chairman of the Board to lead the Board in its fundamental role of providing advice and oversight to management. The Board recognizes that no single leadership structure is right for all companies, and depending on the circumstances, other leadership structures might be appropriate.  The Board believes the current leadership structure is effective and appropriate, creates a separation of executive powers by providing a Chairman with whom the Chief Executive Officer can discuss issues facing the Company, and provides a significant voice to non-management directors.

Presiding Director

John P. Dielwart, our Chairman of the Board, is the presiding director at the meetings of non-management directors.  To contact him, please address your letters to:

Denbury Resources Inc.
Attn: Chairman of the Board of Directors
5320 Legacy Drive
Plano, Texas 75024

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities.  The primary responsibility of the Board, as memorialized in the Corporate Governance Guidelines, is the maximization of long-term stockholder value for the Company’s stockholders, with due regard for the Company’s employees and other stakeholders. Among the areas addressed by the guidelines are assessing risk, director qualifications, director responsibilities, selection and election of directors, director compensation and tenure, Board committee responsibilities, director orientation and continuing education, director access to management and independent advisors, succession planning, the number of Board meetings, and Board and committee performance evaluations.  The Nominating/Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of these guidelines. The guidelines are available on our website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

Risk Oversight

The Board is responsible for oversight of our risk assessment and risk management. The Board strives to effectively oversee our enterprise-wide risk management while maximizing the long-term value for our stockholders, with due regard for our employees and other stakeholders. The Board receives regular updates from, and maintains an active dialogue with, members of our management team and Internal Audit Department about existing risk management processes and how management identifies, assesses and responds to our most significant risk exposures. These interactions enable the Board to evaluate whether management is appropriately managing our most significant risks.
The Board also relies on, and has delegated certain aspects of its oversight responsibility to, its committees to assist the Board with its overall risk assessment and risk management responsibilities. Each committee reviews and assesses with management risk-related matters within the scope of its responsibilities and reports regularly to the Board on such risk-related matters. For example: the Audit Committee oversees our guidelines and policies with respect to risk assessment and risk management, as well as our financial reporting and regulatory compliance risk exposures and the steps management has taken to monitor and control such exposures; the Risk Committee oversees our principal business and operational risks, and our other material risks and exposures, and the actions, activities and initiatives we undertake to mitigate such risks and exposures; the Nominating/Corporate Governance Committee oversees risks relating to our corporate governance matters and legislative affairs and activities and matters related thereto; the Compensation Committee oversees the extent to which risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on us; and the Reserves and Health, Safety and Environmental Committee oversees the independent reserves engineers’ identification of issues and business risks and exposures, and our health, safety and environmental policies, practices and procedures and management’s assessments of high risk areas with respect thereto.

Identification of Director Candidates

The Nominating/Corporate Governance Committee is responsible for identifying and reviewing director candidates to determine whether they qualify and should be considered for membership on the Board.  The Nominating/Corporate Governance Committee has not established a specific minimum or maximum age, level of education, or specified types of skills for potential director candidates, but in general, consideration is given to the candidates’ business and professional backgrounds, and the committee seeks candidates with outstanding integrity, achievements, judgment and other skills and experience that will enhance the Board’s ability to serve the long-term interests of the Company and its stockholders.

 The Board and the Nominating/Corporate Governance Committee aim to assemble a diverse group of Board members and believe that no single criterion, such as gender or minority status, is determinative in obtaining diversity on the Board.  The Board defines diversity as differences of viewpoint, professional experience, education and skills, such as serving on other public company boards, the balance of business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the need for any particular expertise on the Board or one of its committees.

Members of the Board will be asked to submit recommendations when there is an opening or anticipated opening for a director position.  The Nominating/Corporate Governance Committee may also use outside sources or third parties to find potential director candidates, and similarly may use the services of outside sources or third parties to evaluate or assist in evaluating nominees brought to their attention.

The Nominating/Corporate Governance Committee will also consider nominees for election to the Board submitted to it by stockholders using substantially the same criteria it applies to nominee recommendations by directors, officers, employees and others. To recommend a prospective nominee for the Nominating/Corporate Governance Committee’s consideration, submit the candidate’s name and qualifications in writing to the following address: Denbury Resources Inc., Attention: Nominating/Corporate Governance Committee, 5320 Legacy Drive, Plano, Texas 75024.

For information on how to nominate a director (as opposed to recommending a candidate for consideration by the Nominating/Corporate Governance Committee), see Stockholder Proposals for Our 2020 Annual Meeting of Stockholders – Advanced Notice of Nominations or Proposed Business for Our 2020 Annual Meeting of Stockholders below.

Director Independence

The Company’s Bylaws provide that at least two-thirds of the members of the Board will be independent as determined under the rules of the New York Stock Exchange (“NYSE”) and its corporate governance listing standards.  Additionally, each of the Board committee charters requires that members of that committee be independent. The Board has affirmatively determined that all nominees for director, with the exception of Mr. Kendall, the Company’s President and Chief Executive Officer, qualify as independent directors under these standards based on its review of all relevant facts and circumstances.

Code of Conduct and Ethics

The Company has a Code of Conduct and Ethics that applies to its officers, employees and directors.  This code assists employees in resolving ethical issues that may arise in complying with Denbury’s policies.  Our Code of Conduct and Ethics is a values-based document organized around our five core values: Integrity, Teamwork, Innovation, Excellence and Respect. It exemplifies our commitment to “Doing Right” in the conduct of our business.

Our Chief Executive Officer and Senior Financial Officers are also subject to the Code of Ethics for Senior Financial Officers.  The purpose of both codes is to promote, among other things:

•	ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate and timely disclosure in filings with the Securities and Exchange Commission (“SEC”) and in other public disclosures;

•	compliance with the law and other regulations;

•	protection of the Company’s assets;

•	compliance with insider trading policies; and

•	prompt internal reporting of violations of the codes.

Both of these codes are available on our website at www.denbury.com, under the “About Denbury – Corporate Governance” link.  Any waiver of these codes with respect to our executive officers and directors may be made only by the Board and will be disclosed to stockholders on our website, along with any amendments to these codes, to the extent required by applicable law or NYSE rules.

Related Party Transactions

Related Party Transactions Policy and Process

Under our Related Party Transactions Policy, the Nominating/Corporate Governance Committee is charged with reviewing and approving or ratifying all transactions, other than those non-material transactions specifically excluded in the policy, between the Company and a “Related Party.” As defined in our Related Party Transactions Policy, “Related Parties” are the Company’s directors and executive officers, beneficial owners that hold more than 5% of any class of our voting securities, as well as immediate family members of any such directors, executive officers and beneficial owners. Our Related Party Transactions Policy is available on our website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

Communication with the Board

The Board has approved a process by which stockholders or other interested parties may contact the members of the Board.  All parties wanting to communicate with the Board should address letters to:

Denbury Resources Inc.
Attn: Corporate Secretary
5320 Legacy Drive
Plano, Texas 75024

In addition, interested parties may e-mail the Corporate Secretary and Board members at: secretary@denbury.com.  All such communications will be forwarded by the Corporate Secretary directly to the Board.

BOARD MEETINGS, ATTENDANCE AND COMMITTEES

The Board met 22 times during the year ended December 31, 2018, including telephonic meetings. All directors attended at least 75% of the Board meetings held in 2018.  Mr. Dielwart, Chairman of the Board, acted as chairman of each Board meeting in 2018. At each in-person meeting, the Board holds an executive session with the non-management Board members, which is chaired by the Chairman of the Board. The Board took all other actions by unanimous written consent during 2018 in accordance with the terms of the Company’s Bylaws.

All directors attended at least 75% of all meetings of each of the committees on which they served. Additionally, although the Company does not have a formal policy requiring all directors to attend the annual meeting of stockholders, the Company encourages the directors to attend the meeting, and all of the directors attended last year’s annual meeting of stockholders.

During 2018, the Board had an Audit, Compensation, Nominating/Corporate Governance, Reserves and HSE and Risk Committee. At each Board meeting in 2018, the Chairperson of each committee provided a report on their committee’s activities and findings from their most recent meetings. The Board committees had the following number of meetings during 2018, including telephonic meetings:

Committee	Number of Meetings in 2018
Audit	8
Compensation	5
Nominating/Corporate Governance	4
Reserves and HSE	5
Risk Committee	4

The table below shows the Committee memberships at March 31, 2019. As previously disclosed, Ms. Sugg will not be standing for re-election at the annual meeting.

Name	Audit	Compensation	Reserves and HSE	Nominating /Corporate Governance	Risk

John P. Dielwart, Chairman		X	X		X
Michael B. Decker		X		Chairperson
Christian S. Kendall
Gregory L. McMichael	X	X		X	Chairperson
Kevin O. Meyers	X		Chairperson
Lynn A. Peterson	X				X
Randy Stein	Chairperson			X	X
Laura A. Sugg		Chairperson	X	X
Mary M. VanDeWeghe	X		X

Audit Committee

The Audit Committee is comprised of five independent directors: Messrs. McMichael, Peterson and Stein, Dr. Meyers and Ms. VanDeWeghe, with Mr. Stein acting as chairman.  The primary purpose of the Audit Committee, which is discussed in detail in its charter, is to (a) select, oversee, compensate and evaluate the Company’s independent registered public accounting firm, (b) oversee and evaluate the Company’s internal audit function and (c) provide assistance to the Board in fulfilling its oversight responsibility with respect to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independence and qualifications of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal audit function and independent registered public accounting firm;

•	the preparation of required disclosures for the Company’s financial statement filings with the SEC; and

•	the evaluation as to whether the Company has effective processes for risk assessment and risk management.

The Audit Committee meets regularly with management, the Company’s Senior Manager of Internal Audit and the independent registered public accounting firm to review financial accounting and reporting and financial controls of the Company.  The Audit Committee reviews and gives prior approval for audit and permitted non-audit services and related fees of the independent registered public accounting firm.  The Senior Manager of Internal Audit and the independent registered public accounting firm have unrestricted access to the Audit Committee and periodically meet with the Audit Committee without management representatives present to discuss the results of their examinations and their opinions.  The Audit Committee has the power to conduct internal audits and investigations, reviews recommendations or suggestions for changes in accounting procedures, and has the power to initiate or supervise any special investigations it may choose to undertake.  Each year, the Audit Committee recommends to the Board (for ratification by the stockholders) an independent registered public accounting firm (see Audit Matters – Proposal Five).

The NYSE and SEC have adopted standards with respect to independence and financial literacy of the members of audit committees of public companies (including our Audit Committee).  The standards require that all of the members of such audit committees be independent and that they all be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements.  Additionally, the Audit Committee charter requires that at least one member of the audit committee must qualify as an “audit committee financial expert.”  The financial expert must be knowledgeable in the application of generally accepted accounting principles, the understanding and preparation of financial statements, accounting for estimates, accruals and reserves, internal controls over financial reporting and audit committee functions in accordance with SEC rules.  Such knowledge is to have been obtained through past education and experience in positions of financial oversight.  Mr. Stein and Ms. VanDeWeghe have such experience and have been designated as “audit committee financial experts.”  All members of the Audit Committee satisfy the criteria for both independence and financial literacy.

The Audit Committee charter is available on our website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

Compensation Committee

The Compensation Committee is comprised of four independent directors: Messrs. Decker, Dielwart and McMichael and Ms. Sugg, with Ms. Sugg acting as chairperson.  As previously disclosed, Ms. Sugg will not be standing for re-election at the annual meeting. These directors are also independent under the additional independence requirements of the NYSE applicable to compensation committee members. The primary purpose of the Compensation Committee is to provide assistance to the Board in discharging its oversight responsibilities relating to the compensation and development of the Chief Executive Officer and other officers, and to oversee and administer the Company’s equity and other compensation and benefit plans. The Compensation Committee’s duties and responsibilities, which are discussed in detail in its charter, include:

•
reviewing and approving a general compensation program and salary structure for the Company, including overall salary increases, bonuses and other annual compensation, and proposing modifications to the compensation program as deemed necessary;

•
reviewing and approving on at least an annual basis the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives, and determining and approving the Chief Executive Officer’s compensation based on this evaluation, as well as, in consultation with the Chief Executive Officer, evaluating the performance of, and reviewing and approving the compensation of, all other senior executives on an annual basis;

•
reviewing and approving the adoption of, or material modifications to, the Company’s incentive compensation plans, deferred compensation plans and equity-based plans, approving awards under these plans, and administering these plans; and

•	reviewing and discussing with management the compensation discussion and analysis and preparing and approving the Compensation Committee Report, both of which are included in this proxy statement.

The Compensation Committee charter is available on our website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee is comprised of four independent directors: Messrs. Decker, McMichael and Stein and Ms. Sugg, with Mr. Decker acting as chairman.  As previously disclosed, Ms. Sugg will not be standing for re-election at the annual meeting. The primary purpose of the Nominating/Corporate Governance Committee is to provide assistance to the Board in discharging its oversight responsibilities relating to effective corporate governance. The Nominating/Corporate Governance Committee’s duties and responsibilities, which are discussed in detail in its charter, include:

•	identifying, recruiting, screening, interviewing and recommending individuals qualified to become members of the Board (see Governance of the Company – Identification of Director Candidates);

•
recommending and evaluating the director nominees to be presented for stockholder approval at the annual meeting of stockholders or for appointment by the Board if a vacancy occurs between annual meetings;

•	developing an annual self-evaluation process of the Board and its committees;

•	monitoring the education, orientation and training needs of directors of the Board;

•	developing and recommending to the Board for its approval various codes of conduct and ethics and a set of corporate governance guidelines; and

•
reviewing, approving, or ratifying if appropriate, any related party transactions and any material amendments or modifications to such related party transactions pursuant to the Company’s Related Party Transactions Policy.

The Nominating/Corporate Governance Committee charter is available on our website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

Reserves and Health, Safety and Environmental (“Reserves and HSE”) Committee

The Reserves and HSE Committee is comprised of four independent directors: Mr. Dielwart, Dr. Meyers and Mses. Sugg and VanDeWeghe, with Dr. Meyers acting as chairman. As previously disclosed, Ms. Sugg will not be standing for re-election at the annual meeting. The primary purpose of the Reserves and HSE Committee is to provide assistance to the Board in discharging its oversight responsibilities relating to (a) the Company’s independent reserves engineer, (b) information regarding the Company’s reserves and (c) the Company’s health, safety and environmental policies, practices and procedures.  The Reserves and HSE Committee’s duties and responsibilities, which are discussed in detail in its charter, include:

•	evaluating and, in consultation with management, selecting the Company’s independent reserves engineer;

•	reviewing and monitoring the independence of the Company’s independent reserves engineer;

•	reviewing with management and the independent reserves engineer the calculation and reporting of the Company’s oil, natural gas and CO2 reserves;

•	reviewing with management the Company’s health, safety and environmental policies, practices and procedures and assessments of relevant high risk areas of each;

•	reviewing the Company’s strategy and initiatives in the area of corporate social responsibility; and

•	reviewing the Company’s reports regarding corporate responsibility activities prior to publication.

The Reserves and HSE Committee charter is available on our website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

Risk Committee

The Risk Committee is comprised of four independent directors: Messrs. Dielwart, McMichael, Peterson and Stein, with Mr. McMichael acting as chairman. The primary purpose of the Risk Committee is to provide assistance to the Board in discharging its oversight responsibilities relating to the Company’s principal business, financial and operational risks, and other material risk exposures, and the actions, activities and initiatives of the Company to mitigate such risks and exposures, in each case to the extent such oversight is not otherwise the duty or responsibility of other committees of the Board. The Risk Committee’s duties and responsibilities, which are discussed in detail in its charter, include:

•	reviewing and evaluating management’s identification of the major risks to the Company’s business;

•	reviewing the principal financial risks, exposures and liabilities undertaken or assumed by the Company;

•	reviewing the Company’s hedging activities;

•	reviewing the Company’s insurance programs and policies; and

•	reviewing other material risk exposures as directed by the Board, including risks related to information technology and cybersecurity.

The Risk Committee charter is available on our website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the number of shares of Denbury common stock beneficially owned as of February 28, 2019 by (i) each stockholder known by the Company to beneficially own more than 5% of our issued and outstanding common stock, (ii) each executive officer of the Company named in the Summary Compensation Table (our named executive officers), (iii) each director of the Board and director nominee and (iv) all directors and executive officers as a group. Unless otherwise indicated, each stockholder identified in the table is believed to have sole voting and investment power with respect to the shares beneficially held. The percent of outstanding shares is calculated on the basis of 460,441,580 shares of Denbury common stock outstanding (which excludes treasury shares) as of February 28, 2019. The table includes shares that were acquirable within 60 days following this date.

	Beneficial Ownership of Common Stock as of February 28, 2019
Name of Beneficial Owner	Shares		Percent of Shares Outstanding
Directors and Executive Officers:
John P. Dielwart	229,692	(1)	*
Michael B. Decker	299,301	(1)	*
Gregory L. McMichael	152,657	(1)	*
Kevin O. Meyers	216,308	(1)	*
Lynn A. Peterson	109,278	(1)	*
Randy Stein	268,219	(1)	*
Laura A. Sugg	153,208	(1)	*
Mary M. VanDeWeghe	10,000	(2)	*
Christian S. Kendall	1,851,765	(3)	*
Mark C. Allen	1,528,331	(3)(4)	*
James S. Matthews	559,949	(3)(4)	*
All of the executive officers and directors as a group (11 persons)	5,378,708	(5)	1.2%
Stockholders owning 5% or more of issued and outstanding common stock
The Vanguard Group	73,744,878	(6)	16.0%
BlackRock, Inc.	67,173,062	(7)	14.6%
State Street Corporation	36,126,785	(8)	7.8%

*	Indicates less than 1%.

(1)
Includes 37,367 shares of unvested restricted common stock which will vest on May 22, 2019.  In addition to the foregoing vesting provisions, unvested awards will vest upon the holder’s death or disability or a change in control of the Company.

(2)	Ms. VanDeWeghe was appointed to the Board on March 27, 2019. In connection with her appointment, Ms. VanDeWeghe was granted 71,911 shares of restricted stock, which vest on March 26, 2020.

(3)
Includes the following shares of common stock (as shown in the table below) for each individual which they respectively have the right to acquire pursuant to: (a) shares of unvested restricted common stock which vest on the dates listed; (b) shares of unvested restricted common stock that vest ratably between January 31, 2020 and the date the officer becomes retirement eligible; and (c) shares related to the three-year TSR award granted in 2016, which vested at 125% of the targeted level on March 31, 2019 (see Executive Compensation – Compensation Discussion and Analysis – Results of Incentive-Based Compensation for Year-Ended 2018). The holders of the unvested shares of common stock do not have voting rights with respect to such shares until such shares vest. In addition to the foregoing vesting provisions, all of these shares will vest upon a holder’s death or disability or a change in control of the Company. This does not include shares for which the performance period has not ended.

		Christian S. Kendall	Mark C. Allen	James S. Matthews
Unvested Restricted Stock - Vesting on July 1, 2019 and 2020	(a)	278,667	—	—
Unvested Restricted Stock - Vesting on July 8, 2019	(a)	92,236	71,740	36,895
Unvested Restricted Stock - Vesting on July 11, 2019 and 2020	(a)	264,000	205,334	105,600
Unvested Restricted Stock - Vesting on July 16, 2019, 2020 and 2021	(a)	310,344	163,793	86,206
Unvested Restricted Stock - Vesting on October 1, 2019	(a)	51,084	—	—
Unvested Restricted Stock - Ratably & Retirement Vesting	(b)	—	56,663	—
TSR Awards - Vested on March 31, 2019	(c)	250,000	194,444	100,000
Total		1,246,331	691,974	328,701

(4)	Does not include stock appreciation rights (“SARs”) for which the closing price of Denbury common stock on February 28, 2019, was below the various strike prices.

(5)
Shares beneficially owned by these executive officers and directors as a group include 1,984,131 shares of restricted stock which vest over time and 544,444 incentive-based shares, which vested on March 31, 2019. This amount does not include SARs held by certain executive officers for which the closing price of Denbury common stock on February 28, 2019, was below the various strike prices.

(6)
Information based on Schedule 13G/A filed with the SEC on February 11, 2019.  The Vanguard Group claims sole voting power of 688,199 shares, shared voting power of 82,148 shares, sole dispositive power of 73,030,217 shares and shared dispositive power of 714,661 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)
Information based on Schedule 13G/A filed with the SEC on January 28, 2019.  BlackRock, Inc. claims sole voting power of 65,990,905 shares and sole dispositive power of 67,173,062 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(8)
Information based on Schedule 13G filed with the SEC on February 13, 2019.  State Street Corporation claims shared voting power of 34,441,888 shares and shared dispositive power of 36,126,785 shares. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

MANAGEMENT

The names, ages and positions held by our officers are set forth below.  Each officer holds office until his or her successor is chosen and qualifies or until their earlier resignation or removal in accordance with our Bylaws. Set forth below the table is a description of the business experience of each of our current officers.

Name	Age	Position
Christian S. Kendall	52	Director, President and Chief Executive Officer
Mark C. Allen	51	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
James S. Matthews	57	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Jenny Cochran	51	Senior Vice President – Human Resources
Matthew Dahan	55	Senior Vice President – Business Development and Technology
John E. Filiatrault	53	Senior Vice President – Operations Services
David Sheppard	47	Senior Vice President – Operations
Dan E. Cole	66	Vice President – Commercial Development and Governmental Relations
Chris Hibbetts	38	Vice President – Finance
Nicole H. Jennings	44	Vice President – Planning
Steve A. McLaurin	52	Vice President and Chief Information Officer
Alan Rhoades	54	Vice President and Chief Accounting Officer
Randy J. Robichaux	48	Vice President – Environmental, Health and Safety
Nikulas J. Wood	39	Vice President – North Region

Christian S. Kendall is a Director, President and Chief Executive Officer of Denbury. Biographical information for Mr. Kendall is included under Proposal One – Election of Directors.

Mark C. Allen, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, is a Certified Public Accountant.  Prior to serving in his current role, Mr. Allen served as Vice President and Chief Accounting Officer from the time he joined Denbury in April 1999 until June 2009 when he became Senior Vice President and Chief Financial Officer.  Before joining Denbury, Mr. Allen was Manager of Financial Reporting for ENSCO International Incorporated from November 1996 to April 1999.  Prior to November 1996, Mr. Allen was a manager in the accounting firm of Price Waterhouse LLP.  Mr. Allen also served as a director of Genesis Energy, L.P. between June 2006 and February 2010 and Encore Energy Partners GP LLC between August 2010 and December 2010. Mr. Allen holds a Bachelor of Business Administration degree from Evangel University.

James S. Matthews, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, has served as the Company’s General Counsel since joining Denbury in January 2012. Prior to serving in his current role, Mr. Matthews served as Vice President until he was promoted to Senior Vice President in May 2014.  Mr. Matthews was a partner with the law firm of Vinson & Elkins LLP from 2001 until joining Denbury in 2012, with a primary focus on representing companies in oil and gas finance transactions. Mr. Matthews holds a Bachelor of Arts degree from Vanderbilt University, a Master’s degree from Ohio University and a Juris Doctor degree from Emory University School of Law.

Jenny Cochran, Senior Vice President – Human Resources, joined Denbury in 2013. Prior to serving in her current role, Ms. Cochran served as Denbury’s Director of Compensation and Vice President – Human Resources. Prior to joining Denbury, Ms. Cochran previously worked in several leadership roles over 15 years at Temple-Inland, a building products manufacturer with 10,000 employees, most recently serving as Vice-President, Human Resources. Ms. Cochran received a Bachelor of Science degree from Texas A&M University and an MBA from the University of Texas.

Matthew Dahan, Senior Vice President – Business Development and Technology, joined Denbury in October 2010 and has more than 34 years of oil and gas experience. Prior to serving in his current role, Mr. Dahan was appointed Vice President in June 2014 and prior to that served as Denbury’s Asset Manager for the Cedar Creek Anticline and as Reservoir Engineering Manager for the North Region. Before joining Denbury, Mr. Dahan served as Technical Director for Delta Hydrocarbons, BV in the Netherlands and Director of its affiliates Trefoil E&P S.L., Argentina and Delta Hydrocarbons Hungary Kft. Earlier in his career, Mr. Dahan also worked for Mobil Oil Corporation and Saudi Aramco in various engineering and supervisory roles, both domestically and internationally. Mr. Dahan earned his Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines.

John E. Filiatrault, Senior Vice President – Operations Services, joined Denbury as an officer in June 2010. Mr. Filiatrault has more than 31 years of experience in the energy industry with Denbury, Natural Gas Pipeline Company of America, El Paso Corporation and Kinder Morgan in a variety of assignments relating to engineering and operations. Mr. Filiatrault received his Bachelor of Science degree in Civil Engineering from Valparaiso University and his MBA from Samford University.

David Sheppard, Senior Vice President – Operations, joined Denbury as an officer in November 2015 and has more than 24 years of experience in the oil and natural gas industry. Prior to joining Denbury, Mr. Sheppard was employed at Noble where he held a variety of leadership roles, most recently as the Director of Global Drilling. Mr. Sheppard’s experience and responsibilities at Noble have included onshore and offshore drilling, development projects, and production engineering. Mr. Sheppard earned his Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

Dan E. Cole, Vice President – Commercial Development and Governmental Relations, joined Denbury as an officer in October 2006.  Prior to joining Denbury, Mr. Cole was Director of the Mississippi/Alabama Business Unit for Plains Marketing, LP since April 2004, and Manager, Gulf Coast Region for EOTT Operating for the prior eight years before it was acquired by Plains Marketing.  Mr. Cole has more than 39 years of marketing, transportation and supply experience in the natural gas and crude oil industry.  Mr. Cole received his Bachelor of Business Administration degree from Texas A&M University.

Chris Hibbetts, Vice President – Finance, joined Denbury in 2012.  Prior to serving in his current role, Mr. Hibbetts served as Denbury’s Director of Corporate Accounting and Finance where he supervised the corporate accounting, financial reporting, finance and treasury functions.  Before joining Denbury, Mr. Hibbetts was a senior manager with the public accounting firm PricewaterhouseCoopers LLP.  Mr. Hibbetts received a Bachelor of Science in Business Administration degree from Trinity University and a Master in Professional Accounting from the University of Texas.  Mr. Hibbetts is a licensed Certified Public Accountant in the state of Texas.

Nicole H. Jennings, Vice President – Planning, joined Denbury in 2009. Prior to serving in her current role, Ms. Jennings served as Denbury’s Director of Planning and Director of SEC Reporting and Technical Accounting. Ms. Jennings also served as a Manager of Technical Accounting and Manager of External Reporting at Celanese Corporation, and prior to joining Celanese in 2006, was a senior manager in the accounting firm of PricewaterhouseCoopers LLP. Ms. Jennings received a Bachelor of Business Administration degree and a Master of Science in Accounting from Texas A&M University. Ms. Jennings is a licensed Certified Public Accountant in the state of Texas.

Steve A. McLaurin, Vice President and Chief Information Officer, joined Denbury as an officer in January 2011.  Prior to joining Denbury, Mr. McLaurin was a partner with PricewaterhouseCoopers LLP, IBM and SolomonEdwardsGroup.  Mr. McLaurin has more than 29 years of experience working with leading organizations and helping them manage their information technology solutions.  He started his career as a systems analyst at General Dynamics.  Mr. McLaurin holds a Bachelor of Science degree in Computer Science from Evangel University and is a Certified Information Systems Auditor.

Alan Rhoades, Vice President and Chief Accounting Officer, is a licensed Certified Public Accountant in the state of Texas. Mr. Rhoades has served as Denbury’s Chief Accounting Officer since July 2009. Before joining Denbury in July 2003, Mr. Rhoades was Assistant Controller for Amerada Hess Corporation from 2001 to 2003, and held that same position for Triton Energy Limited from 1996 until it was acquired by Amerada Hess Corporation in 2001.  Prior to joining Triton Energy Limited, Mr. Rhoades was a manager in the accounting firm of KPMG LLP. Mr. Rhoades received his Bachelor of Business Administration degree from the University of Texas at Arlington.

Randy J. Robichaux, Vice President – Environmental, Health and Safety, joined Denbury in 1997 and has more than 21 years of HSE experience in the energy industry. Prior to being named Vice President, Mr. Robichaux served as Denbury’s Director of HSE and Asset Integrity. During his tenure at Denbury, Mr. Robichaux has worked in both the field and at corporate headquarters while developing and implementing Denbury's HSE program. Before joining Denbury, Mr. Robichaux worked for the Louisiana Department of Environmental Quality as an Environmental Quality Specialist.  Mr. Robichaux holds a Bachelor of Science degree from Nicholls State University and is both a Certified Safety Professional and a Registered Environmental Manager.

Nikulas J. Wood, Vice President – North Region, joined Denbury in 2005 and has more than 16 years of experience in the energy industry. Prior to being named Vice President, Mr. Wood served in progressive roles across Denbury’s organization, including managerial positions in Operations, Acquisitions & Divestitures, Corporate Planning, and most recently in Development Design, where he served as director of the group. Mr. Wood received a Bachelor of Science degree from Purdue University and an MBA from Southern Methodist University.

MESSAGE FROM THE COMPENSATION COMMITTEE AND
COMPENSATION COMMITTEE REPORT

The goal of the Compensation Committee is to design compensation policies and programs to attract and retain top level individuals in key positions and provide incentives for those individuals to increase the long-term value of the Company for our stakeholders. In 2018, the Compensation Committee redesigned the Company’s compensation policies and programs for all employees in an effort to reflect recent changes at Denbury and in the oil and gas industry. As part of that redesign, the Company and the Compensation Committee continued a robust shareholder engagement campaign to solicit feedback from our stockholders and to better understand their views related to our compensation policies and programs. To better align Company-wide compensation with the execution of our long-term strategy, and in response to the current commodity price environment as well as feedback from our stockholders, our management and the Compensation Committee made significant changes to our compensation policies and programs for 2018 and 2019. For more information on the shareholder engagement campaign and changes made to the executive compensation program for 2018 and 2019, see Executive Compensation – Compensation Discussion and Analysis – 2018 Say-on-Pay Results and Stockholder Engagement on page 29, Executive Compensation – Compensation Discussion and Analysis – Compensation Components on page 34 and Executive Compensation – Compensation Discussion and Analysis – 2019 Compensation Changes on page 41.

Our stockholders’ views on our executive compensation program are important to us, and we value and utilize the feedback and insights that we have received, and continue to receive, from our stockholders. To communicate with the Compensation Committee, please follow the procedures outlined under Governance of the Company – Communication with the Board.

The following Compensation Discussion and Analysis (“CD&A”) should be read in conjunction with the Summary Compensation Table on page 45, as well as the related tables and narrative disclosures. We have reviewed and discussed the CD&A included in this proxy statement with management and have recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The Compensation Committee
Laura A. Sugg, Chairperson
Michael B. Decker
John P. Dielwart
Gregory L. McMichael

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee listed above are independent directors.

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides you with a detailed description of our executive compensation objectives, philosophy and programs, the compensation decisions we have made under those programs, and the rationale and details supporting specific compensation decisions. This CD&A focuses on the compensation of our named executive officers for 2018 (our “named executive officers” or “NEOs”). We review the roles and responsibilities of our officers and key employees on an annual basis and determine which of those individuals qualify as named executive officers by meeting the definition of “executive officer” for purposes of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), Item 402(a)(3) of Regulation S-K and Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We evaluate which individuals meet the definition of “executive officer” on an annual basis. In 2018, we had three officers who met the definition of “named executive officer” under SEC rules. Our named executive officers for 2018 are shown in the table below.

Name	Title
Christian S. Kendall	President and Chief Executive Officer
Mark C. Allen	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
James S. Matthews	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

This CD&A should be read in conjunction with the Summary Compensation Table on page 45 which details the compensation of our named executive officers in 2018, 2017 and 2016, as reported in accordance with SEC rules.

Executive Summary

Our Strategy

As part of our corporate strategy, we are committed to strong financial discipline, efficient operations and creating long-term value for our stakeholders through the following key principles:

•	maximizing value and cash flow generated from our operations by increasing production and reserves while controlling costs;

•	balancing our development capital expenditures with our cash flows from operations;

•	optimizing the timing and allocation of capital among our investment opportunities to maximize the rates of return on our investments; and

•
acquiring assets where we believe additional value can be created through tertiary recovery operations and a combination of other exploitation, development, exploration and marketing techniques, and monetizing existing non-core assets.

Our Results

We had a number of important business developments and accomplishments in 2018. The discussion below summarizes our results for 2018 and how those results reflect the execution of our strategy.

•
Increased Cash Flow. Generated approximately $530 million of cash flow from operations in 2018 (approximately $444 million after reducing for interest payments treated as debt reduction), significantly exceeding our incurred development capital expenditures in 2018 of approximately $323 million.

•
Reduced Debt. Reduced our debt principal by approximately $243 million during 2018, with approximately $144 million of that reduction coming from the conversion of our 5% Convertible Senior Notes due 2023 and 3½% Convertible Senior Notes due 2024 into shares of Denbury common stock. Improved our net debt to 2018 Adjusted EBITDAX to 4.2x (including hedge settlements) and 3.3x (excluding hedge settlements) from 6.6x (including hedge settlements) and 5.9x (excluding hedge settlements) utilizing the comparable 2017 measures.

•	Extended Credit Facility. Extended the maturity date of our senior secured bank credit facility to December 2021.

•
Sanctioned Cedar Creek Anticline. Sanctioned the CO2 enhanced oil recovery development project at Cedar Creek Anticline, our largest oil field, a project to access the significant long-term oil production and cash flow potential of this key asset.

•
Reduced Costs. Reduced 2018 general and administrative expenses to approximately $71 million, a 30% reduction from 2017 amounts, reflective of our reductions in personnel and our efforts to reduce costs.

Aligning Compensation with Execution of Our Strategy

We believe that our strategy aligns compensation with both individual and Company short-term and long-term results. Over the last three years, incentive-based awards have been approximately 60% of our named executive officer’s target compensation. Additionally, approximately 61% of our 2018 named executive officer target compensation was tied to the value of our common stock (compared to 45% in 2017), which aligns the interests of our named executive officers with those of our stockholders, and all of our equity-based awards have long-term, three-year vesting provisions. The following illustrates the compensation components of our 2018 target compensation for our named executive officers. The percentage amounts in the graphic below represent average numbers for the named executive officers as a group.

2018 Total Target Compensation
Incentive-Based Compensation (60%)
Other Compensation (40%)
Annual Bonus (23%)
TSR Award (25%)
Debt-Adjusted Reserves Growth (12%)
Base Salary (16%)
Restricted Stock Award (24%)
*
*
*
Cash = 39%
Equity = 61%
Long-Term = 61%

Incentive-Based Awards for the Performance Period Ended 2018

For the performance period ended December 31, 2018, our named executive officers were eligible to earn equity and cash under three incentive-based awards: the (i) three-year TSR (total shareholder return) award granted in 2016, (ii) three-year Oil Price Change vs. TSR award granted in 2016 and (iii) 2018 annual incentive bonus. See Results of Incentive-Based Compensation for Year-Ended 2018 below for a description of each award and the achievement percentage and amount earned compared to target compensation.

Summary of Executive Compensation Practices

Key Compensation Features in 2018

In 2018, we redesigned our compensation policies and programs for all employees in an effort to reflect recent changes at Denbury and in our industry. In addition to our leadership transition in 2017, we reorganized and reduced our workforce to better support our business strategy in the current market conditions.  To better align Company-wide compensation with the execution of our long-term strategy, and in response to the current commodity price environment as well as feedback from our stockholders, our management and the Compensation Committee made significant changes to our compensation policies and programs for 2018. Many of those changes were designed to:

•
more closely align the interests of our employees, including our named executive officers, with those of our stockholders by increasing incentive-based compensation, limiting potential dilution and conserving shares under the 2004 Incentive Plan;

•	more closely align compensation with value creation and the execution of our long-term strategy; and

•	simplify the overall compensation structure for all employees.

The table below summarizes the key compensation decisions or changes made to our compensation program for 2018 and the Compensation Committee’s objectives behind such decisions or changes. Each decision is discussed in greater detail throughout this CD&A, and our compensation components are described below under Compensation Components.

Compensation Redesign Objectives
Decision / Change for 2018	Align with Stockholders	Create Value	Simplify Structure
Increased incentive-based compensation for all employees	✓	✓	✓
Restructured the annual bonus plan for all employees to be based entirely on Company (and not individual) performance	✓	✓	✓
Modified annual incentive bonus metrics to measure objective criteria	✓	✓
Reduced annual incentive bonus target amounts for executive officers	✓	✓
Increased the TSR award from 25% to 40% of the equity award mix for named executive officers	✓	✓	✓
Created a new Debt-Adjusted Reserves Growth per Share award and eliminated the Oil Price Change vs. TSR cash award and EBITDAX award	✓	✓	✓
Continued to provide that any amounts earned under incentive-based awards above the 100% target levels are payable in cash, rather than in shares of common stock, in order to mitigate share dilution	✓
Reduced the number of non-executive employees eligible to receive equity and the amounts of equity granted to those eligible employees in order to mitigate share dilution	✓		✓

Below is a summary of certain executive compensation practices that we have implemented to drive long-term stockholder value.

What We Do
☑ Incentive-Based Compensation.  The majority of our named executive officer pay is incentive based and not guaranteed. It must be earned every year based on objective and challenging operational and financial goals.

☑ No Employment Agreements. We do not have employment agreements with executive officers.
☑ Stock Ownership Guidelines. All officers and directors are subject to stock ownership and retention guidelines that are in line with our peer group.
☑ No Company Securities Hedging. We prohibit hedging and short sales of Denbury stock by executive officers and directors.
☑ Clawback Policy. We have a clawback policy under which our Board can cause the reimbursement by an executive officer of certain incentive compensation under certain circumstances.
☑ No Pledging. We discourage pledging of Denbury stock by executive officers and directors. Currently, no executive officers or directors pledge shares of Denbury stock.
☑ Risk Mitigation. We mitigate compensation risk through varied performance measures and targets, long-term equity incentives, and Board and management processes to identify risks.
☑ Independent Compensation Consultant. The Compensation Committee uses an independent compensation consultant that provides no other material services to the Company.
☑ No Tax Gross-Ups. We have eliminated tax gross-up payments for excise taxes in change-in-control transactions.
☑ Severance Plan Double Trigger Change in Control.  Our Severance Protection Plan provides for double trigger severance payments. Severance protection benefits will become payable under the Severance Protection Plan only with the occurrence of both a change in control and a qualifying termination.

2018 Say-on-Pay Results and Stockholder Engagement

2018 Say-on-Pay Results

Each year, we evaluate the result of the say-on-pay vote cast by our stockholders, which we consider a key indicator of stockholder sentiment. We are committed to ensuring that our stockholders fully understand our executive officer compensation programs, including how such programs align the interests of our executive officers with those of our stockholders and how such programs reward the achievement of our strategic objectives. At our 2018 annual meeting of stockholders, approximately 60% of shares having voting power present in person or represented by proxy were voted in favor of the compensation of our named executive officers, compared to 52% and 82% in 2017 and 2016, respectively. While the 2018 voting results represented majority support for our executive officer compensation program, we aspire to receive significantly higher levels of support. As a result of the 2017 and 2018 say-on-pay results, we made significant efforts to engage with our stockholders on our executive compensation program and substantially redesigned our approach in 2018, in part as a result of our engagement, as further described in the section below and in Executive Compensation – Compensation Discussion and Analysis – Compensation Components on page 34. Our stockholders’ views on our executive officer compensation program are important to us, and we value and utilize the feedback and insights that we have received, and continue to receive, from our stockholders.

Stockholder Engagement

We are committed to continuously maintaining an open dialogue with our stockholders and engaging in a robust process to solicit feedback from our stockholders. Stockholders involved in our engagement efforts were invited to meet with members of our senior management. Additionally, as part of our annual engagement process, members of the Compensation Committee, including the Chairperson, are generally available to meet with our stockholders. As part of our stockholder engagement campaign, we reached out to several of our largest institutional stockholders, representing approximately 52% of our outstanding common stock as of March 15, 2019, in an effort to:

•	better understand the underlying reasons for their say-on-pay vote; and

•	obtain input on how our executive officer compensation program, disclosure practices and corporate governance may be better aligned with stockholder expectations.

Stockholders owning approximately 24% of our outstanding common stock as of March 15, 2019 agreed to have at least one meeting with us or otherwise corresponded that they support our executive officer compensation program, and of that group, we met with stockholders owning approximately 19% of our outstanding common stock as of March 15, 2019 on multiple occasions throughout 2018.

The Compensation Committee believes that our executive officer compensation policies and programs are designed to ensure that salary levels and compensation incentives attract and retain top-level individuals in key positions and are commensurate with each officer’s level of executive responsibility, the type and scope of our operations and our Company-wide financial condition and performance. However, we are constantly working to enhance our executive officer compensation program design, incorporate best practices and provide greater transparency regarding our program and the link between compensation and execution of our strategy.

The Compensation Committee and our management carefully considered stockholder feedback, and we have responded as provided below. The Compensation Committee approved several changes to the Company’s executive compensation policies and programs and corporate governance practices for 2018 and 2019, most of which were a direct result of stockholder feedback. Below is a chart summarizing the feedback that we received from our stockholders and our responses. For more information regarding changes to our compensation policies and programs for 2019, see Executive Compensation – Compensation Discussion and Analysis – 2019 Compensation Changes on page 41.

Stockholder Feedback / Reason for Change	Company Response / Compensation Change
Equity grants to executive officers and employees are dilutive to Denbury’s stockholders.
For 2018 and 2019 compensation, we (i) provided that cash would be paid for any amounts earned under incentive-based awards above the 100% target level and (ii) significantly reduced both the number of non-executive employees eligible to receive equity and the amounts of equity granted to those eligible employees. For more information regarding our equity-based compensation for 2018, see Executive Compensation – Compensation Discussion and Analysis – Compensation Components – 2018 Equity Awards – Overall Program on page 36.

Annual incentive bonus metrics should focus more on value creation and overall returns.
The Compensation Committee approved objective criteria with respect to determining the 2018 and 2019 annual incentive bonuses. For more information regarding our annual incentive bonus, see Executive Compensation – Compensation Discussion and Analysis – Compensation Components – Annual Incentive Bonuses on page 35.

Annual incentive bonus metrics should include thresholds, targets and maximums for purposes of determining payouts.
The Compensation Committee approved thresholds, targets and maximums for each quantitative bonus metric for purposes of determining payouts. For more information regarding our annual incentive bonus, see Executive Compensation – Compensation Discussion and Analysis – Compensation Components – Annual Incentive Bonuses on page 35.

Denbury should increase its disclosure on climate change risks and other environmental and social topics.
In January 2019, Denbury published its 2018 Corporate Responsibility Report, which was prepared in accordance with the Global Reporting Initiative’s Sustainability Reporting Standards. The report is available on our website at www.denbury.com, under the “Responsibility” link.

Denbury should adopt a formal clawback policy.	The Compensation Committee adopted a formal clawback policy. See Executive Compensation – Compensation Discussion and Analysis – Policy on Recovery of Compensation and Clawbacks on page 44.
Denbury should eliminate tax gross-up payments for excise taxes in change-in-control transactions.	The Compensation Committee eliminated tax gross-up payments for excise taxes in change-in-control transactions.
Denbury should provide more disclosure of its stockholder engagement efforts.	As discussed throughout this proxy statement, stockholder engagement is a fundamental and ongoing process at Denbury, and each year we conduct a robust stockholder engagement campaign.
Stockholders would like to discuss Denbury’s compensation policies and programs with the Chairperson of the Compensation Committee.	As part of our annual engagement process, members of the Compensation Committee, including the Chairperson, are generally available to meet with our stockholders.

While still receiving majority approval, we took the say-on-pay results in 2018 seriously. We believe we have addressed and utilized the feedback that we received from our stockholders to enhance our disclosures and implement changes to our compensation program in 2018. As a result, our Board recommends a vote FOR Proposal Two on page 55, the non-binding, advisory vote to approve named executive officer compensation.

Objectives and Philosophy

Our compensation policies are designed to ensure that salary levels and compensation incentives attract and retain top level individuals in key positions and are commensurate with each individual’s level of executive responsibility, the type and scope of our operations, and our Company-wide financial condition and performance. Our overall compensation philosophy is that we:

•	pay competitive base salaries at a level to attract and retain outstanding talent, generally targeted at the median level of salaries of our peer companies;

•	provide a proper balance and mix of compensation, which places significant emphasis on long-term and incentive-based awards; and

•	reward employees for the results of the Company as a whole.

For 2018, base salaries are approximately 16% of total targeted compensation for our named executive officers, with the remainder of their compensation being a mix of annual cash bonuses, time-vested restricted stock or incentive awards. As a result, all compensation components other than base salaries are based, to a significant degree, on Company performance.

Roles in Setting Executive Officer Compensation

Role of the Compensation Committee

The Compensation Committee, which consists of four independent directors, provides assistance to the Board in discharging its oversight responsibilities relating to the compensation of our Chief Executive Officer and other executive officers. The Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program. Among its primary duties, the Compensation Committee reviews and approves, on at least an annual basis, the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these goals and objectives, and determines and approves our Chief Executive Officer’s compensation based on this evaluation. Additionally, in consultation with the Chief Executive Officer, the Compensation Committee evaluates the performance of, and reviews and approves the compensation of, all other executive officers on an annual basis.

Other duties of the Compensation Committee with respect to setting executive officer compensation include:

•	setting, reviewing and certifying performance metrics and targets under incentive-based compensation awards;

•	evaluating Company performance results with respect to annual incentive bonuses;

•	evaluating and setting the Company’s compensation peer group;

•	evaluating the competitiveness of each executive officer’s total target compensation package; and

•	approving any changes to executive officer compensation packages, including but not limited to, base salaries, annual incentive bonus target amounts and equity and cash awards.

The Compensation Committee charter, which fully describes the Compensation Committee’s duties and responsibilities, is available on the Company’s website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Compensation Committee, each year our Chief Executive Officer recommends the level of base salary, annual incentive bonus amounts and equity and/or cash award amounts for our other executive officers. These recommendations are based, in part, upon his assessment of each executive officer’s performance, the performance of the individual’s respective department or function, the performance of the Company as a whole, and officer retention considerations. The Compensation Committee reviews our Chief Executive Officer’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion. Our Chief Executive Officer is not involved in setting or approving his own compensation.

Role of the Independent Compensation Consultant

The Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) to serve as its independent compensation consultant since 2011 and to advise the Compensation Committee on compensation-related matters. Meridian reports directly to the Compensation Committee. The Compensation Committee retains sole authority to approve Meridian’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. A representative of Meridian attends meetings of the Compensation Committee as requested and communicates with the Compensation Committee periodically between meetings.

Meridian provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement with the Compensation Committee. Generally, these services include (i) advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and (ii) providing market information and analysis regarding the competitiveness of our compensation program design and our award values in relation to Company and executive officer performance.

At the direction of the Compensation Committee, Meridian performed the following services, among others, related to our 2018 compensation program:

•	provided presentations and reports on executive officer compensation trends (including those related to incentive-based awards);

•	provided evaluations of total compensation for each executive officer as compared to industry peers;

•	provided input to the Compensation Committee with respect to executive officer compensation;

•	reviewed drafts of this proxy statement, including the CD&A and related compensation tables;

•	reviewed the Company’s compensation peer group and recommended changes; and

•	provided other consulting and advice at the request of the Compensation Committee.

Other than Meridian’s services mentioned herein and other services performed at the request of the Compensation Committee, including an analysis of the compensation paid to the Company’s directors and general educational presentations related to compensation-related matters, Meridian provided no other material services to the Company during 2018. The Compensation Committee has assessed the independence of Meridian pursuant to applicable SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent compensation consultant to the Compensation Committee.

Use of Peer Survey Comparisons

In making 2018 executive officer compensation decisions, the Compensation Committee considered compensation data from a select group of peer companies. In consultation with Meridian, the Compensation Committee adjusted the compensation peer group for 2018 from the group used for 2017 compensation by removing four companies (Diamondback Energy, Inc., Newfield Exploration Company, Range Resources Corporation and Rice Energy, Inc.) and adding four companies (Callon Petroleum Company, Carrizo Oil & Gas, Inc., Jagged Peak Energy Inc. and Matador Resources Company). The peer companies were selected from a group of independent publicly traded oil and gas companies with similar operations using several criteria, such as market capitalization, revenues, assets, enterprise value and production volumes. The 2018 compensation review peer group is set forth below.

2018 Compensation Review Peer Group
California Resources Corporation	Jagged Peak Energy Inc.	QEP Resources, Inc.
Callon Petroleum Company	Matador Resources Company	SM Energy Company
Carrizo Oil & Gas, Inc.	Murphy Oil Corporation	Whiting Petroleum Corporation
Energen Corporation	Oasis Petroleum Inc.	WPX Energy, Inc.
EP Energy Corporation	PDC Energy, Inc.

We believe that the selected companies were the most appropriate for executive officer compensation comparisons for 2018 compensation decisions. The differences and similarities between us and the companies in our compensation peer group are taken into consideration when considering peer group data for executive officer compensation. The Compensation Committee reviews the peer group composition annually in consultation with Meridian.

Compensation Components

The Company’s 2018 named executive officer compensation program included the following primary components:

2018 Compensation Components
Base Salary	Annual Incentive Bonus	Equity Awards

The graph below details the percentage each compensation component contributed to total 2018 targeted compensation for our named executive officers as a group. Each component is discussed in more detail below.

2018 Target Compensation

Equity Awards(1)
61%
NEOs
Annual
Incentive Bonus
23%
16%
Base Salary

(1)
Any amounts earned under incentive-based equity awards above the 100% target level are payable in cash, rather than in shares of Company common stock, to limit potential dilution and conserve available shares under the 2004 Incentive Plan.

The target compensation amounts for each 2018 compensation component for our named executive officers are shown in the table below.

2018 Total Target Compensation
	Base Salary	Annual Incentive Bonus	Equity Awards	Total Target Compensation
Christian S. Kendall	$775,000	$1,162,500	$3,600,000	$5,537,500
Mark C. Allen	520,000	728,000	1,900,000	3,148,000
James S. Matthews	450,000	540,000	1,000,000	1,990,000

Base Salaries

We strive to provide our named executive officers with a level of assured cash compensation in the form of base salaries, at appropriate levels given their positions, professional status and accomplishments. We believe that base salaries should be competitive with the salaries of similar management positions at our compensation peer companies, and we have generally targeted that amount for many years. Similar to previous years, base salaries for 2018 were approximately 16% of total targeted compensation for our named executive officers and were adjusted as depicted in the table below. These adjustments were made to (i) maintain similar levels of target cash compensation for our named executive officers (as compared to 2017) when combined with the decreases in target annual incentive bonus percentages described further below and (ii) more closely align each named executive officer’s base salary with the base salary of similar management positions at our compensation peer companies.

	2017	2018	% Change
Christian S. Kendall	$700,000	$775,000	11%
Mark C. Allen	469,287	520,000	11%
James S. Matthews	388,043	450,000	16%

Annual Incentive Bonuses

Annual incentive bonuses are paid in cash and are an integral part of the overall compensation program for all of our employees. The decision to pay annual incentive bonuses, and in what amounts, is determined by the Compensation Committee on a Company-wide basis. The annual incentive bonus target amounts are based on a percentage of base salary. For 2018, the Compensation Committee reduced the annual incentive bonus target percentages for each of our named executive officers compared to the target percentages for 2017, in order to more closely align each named executive officer’s target annual incentive bonus percentage with the target bonus percentages of similar management positions at our compensation peer companies.

Target Annual Incentive Bonus Percentages
	2017	2018	% Change
Christian S. Kendall	175%	150%	(14)%
Mark C. Allen	175%	140%	(20)%
James S. Matthews	150%	120%	(20)%

The 2018 annual incentive bonus was calculated for all of our employees, including our named executive officers, as follows:

2018 Annual Incentive Bonus Calculation

In 2018, annual incentive bonuses were determined for all of our employees, including our named executive officers, based on objective criteria. The annual incentive bonus had a potential payout range from 0% to 200% of target and was based entirely on Company performance. Seventy percent (70%) of the annual incentive bonus payment was tied to quantitative metrics related to the Company’s performance targets with respect to (i) Total Production, (ii) Lease Operating Expenses, (iii) General and Administrative Expenses, (iv) EBITDAX, (v) Reserves Replacement and (vi) HSE Performance. Thirty percent (30%) of the annual incentive bonus payment was based on metrics related to the Company’s performance on Other Strategic Initiatives, such as operating within cash flow, liquidity, balance sheet management, portfolio management and rate of return on capital projects. The table below depicts the annual incentive bonus metrics, their respective weightings for 2018 and the thresholds, targets and maximums for each metric.

2018 Annual Incentive Bonus
Metric	Target Points	Threshold (50%)	Target (100%)	Maximum (200%)
Total Production (1)	15	59,500 BOE/d	62,000 BOE/d	64,000 BOE/d
Lease Operating Expenses (2)	10	$445 million	$425 million	$405 million
General & Administrative Expenses (3)	5	$82 million	$77 million	$72 million
EBITDAX	15	$415 million	$515 million	$600 million
Reserves Replacement	10	50%	100%	200%
HSE Performance
Serious Injury & Fatality Rate	5	1.56	1.16	0.76
Total Recordable Incident Rate	5	1.17	1.00	0.81
Significant Spills Rate	5	0.20	0.17	0.14
Other Strategic Initiatives (4)	30
Total	100

(1)	Total Production is calculated before adjustments for any acquisitions and/or divestitures.

(2)	Lease Operating Expenses excludes the cost of CO2.

(3)	General & Administrative Expenses excludes annual incentive bonuses and any incentive-based equity compensation earned above target levels.

(4)	Other Strategic Initiatives includes qualitative metrics related to operating within cash flow, liquidity, balance sheet management, portfolio management and rate of return on capital projects.

For more information regarding actual payout decisions for our 2018 annual incentive bonus program, see Results of Incentive-Based Compensation for Year-Ended 2018 on page 39.

2018 Equity Awards – Overall Program

Equity awards were a significant focus of our total compensation program for our named executive officers in 2018. All awards granted under our 2004 Incentive Plan are designed to align the interests of our named executive officers with those of our stockholders.

For 2018, the Compensation Committee determined that the equity awards granted to our named executive officers would be allocated as depicted below, all of which vest over a three-year period.

Percent	Award Name	Award Type	Terms
40%	Time-Vested Restricted Stock	Equity	Vesting ratably over three years (34%, 33%, 33%)
40%	TSR Award	Equity (1)	Based on peer ranking over a three-year performance period and cliff vesting after 3.25 years
20%	Debt-Adjusted Reserves Growth per Share Award	Equity (1)	Based on a three-year performance period and cliff vesting after 3.25 years

(1)
Any amounts earned under the TSR and Debt-Adjusted Reserves Growth per Share awards above the 100% target levels are payable in cash, rather than in shares of Company common stock, to limit potential dilution and conserve available shares under the 2004 Incentive Plan.

We continued to place a great emphasis on incentive-based awards (the TSR and Debt-Adjusted Reserves Growth per Share awards) to further align the interests of our named executive officers with those of our stockholders. For 2018, long-term incentive-based awards comprised 60% of our equity award mix. The remaining 40% of the equity award mix was time-vested restricted stock, vesting ratably over three years.

Generally, the target number of shares eligible to be earned under the incentive-based equity awards will be earned if the Company ranks at the 50th percentile of its peer group or performs at the mid-point of the designated vesting levels, and the maximum number of shares or their equivalent cash value (200%) will be earned if the Company ranks the highest in its peer group or performs at the highest designated vesting level. If performance is below designated minimum levels, no shares are earned.

Each of the target levels and the formulas employed to reward achievement was determined and defined by the Compensation Committee at the time of grant of the incentive-based awards, based upon year-end targets and goals. Achievement of discretionary factors and confirmation of performance levels are determined by the Compensation Committee. Any portion of the shares which are not earned by the end of the performance period are forfeited.

Each of the equity awards is discussed in greater detail below.

Time-Vested Restricted Stock

Time-vested restricted stock grants vest ratably over a three-year period. In July 2018, our named executive officers received time-vested restricted stock grants as shown in the table below.

Time-Vested Restricted Stock (Number of Shares)
Christian S. Kendall	310,344
Mark C. Allen	163,793
James S. Matthews	86,206

TSR Award

The TSR award is based on comparing the average of the Company’s total shareholder return during each year within the three-year performance period to that of the Company’s peers. The stock prices used to compare TSR are based on the increase or decrease in the Company’s or a peer company’s average common stock price (assuming reinvestment of any dividends) between the last ten trading days of one calendar year and the last ten trading days of the next calendar year. The peer group of 17 companies for the 2018 TSR award, as selected by the Compensation Committee in consultation with Meridian, is primarily weighted toward oil production and oil reserves, and includes nine companies from the Company’s peer group used for the Compensation Committee’s overall review in setting 2018 compensation. For this particular award, it was determined that having a peer group whose members were more aligned with the Company’s heavily-weighted oil production and reserve mix, as opposed to natural gas, was more appropriate than a peer group based on the relative size of each member. The peer group of companies used for the 2018 TSR award is shown in the table below.

2018 TSR Award Peer Group
California Resources Corporation*	Oasis Petroleum Inc.*
Carrizo Oil & Gas, Inc.*	Occidental Petroleum Corporation
Continental Resources, Inc.	PDC Energy, Inc.*
Crescent Point Energy Corp.	RSP Permian, Inc.
EP Energy Corporation*	Sanchez Energy Corporation
Laredo Petroleum, Inc.	SM Energy Company*
MEG Energy	Whiting Petroleum Corporation*
Murphy Oil Corporation*	WPX Energy, Inc.*
Newfield Exploration Company

*	Included in the Company’s peer group used for the Compensation Committee’s review in setting 2018 compensation.

The TSR achievement percentage is determined based on where the Company ranks relative to its peers at the end of the three-year performance period based on the following chart. For example, if the Company ranks fifth out of the 18 total companies, it would achieve 153% of the target amount of the award.

Three-Year Average TSR Rank	Performance Percentage Scale (subject to interpolation) (1)
1	200%
2	188.2%
3	176.4%
4	164.8%
5	153%
6	141.2%
7	129.4%
8	117.6%
9	105.8%
10	94.2%
11	82.4%
12	70.6%
13	58.8%
14	47%
15	35.2%
16	23.6%
17	11.8%
18	0%

(1)
Any amounts earned under the TSR award above the 100% target level are payable in cash, rather than in shares of Company common stock, to limit potential dilution and conserve available shares under the 2004 Incentive Plan.

Debt-Adjusted Reserves Growth per Share Award

The new Debt-Adjusted Reserves Growth per Share award measures the growth in proved reserves over an average of four equally-weighted periods: (i) annually for each of the three years in the performance period and (ii) the growth over the three year period in the performance period. Award payout will be based on per-share proved reserves growth against pre-set target levels, with per-share determinations made after conversion of outstanding debt into common stock equivalents. The Debt-Adjusted Reserves Growth per Share award contains a feature such that if the Company’s reserves replacement is less than 100% of production, the award payout is capped at 100% of target regardless of the Company’s debt-adjusted reserves growth per share compared to the performance scale.

Results of Incentive-Based Compensation for Year-Ended 2018

For the performance period ended 2018, our named executive officers were eligible to earn equity and cash under three incentive-based awards: the (i) three-year TSR award granted in 2016, (ii) three-year Oil Price Change vs. TSR award granted in 2016 and (iii) 2018 annual incentive bonus. The Compensation Committee certified the TSR award and Oil Price Change vs. TSR award at 125% and 100%, respectively, of the targeted levels (target equal to 100%). The 2018 annual incentive bonus was certified at 119% of target based on the Company’s results with respect to the predetermined performance metrics.

Below are summaries of the results of the (i) three-year TSR award granted in 2016 (ii) three-year Oil Price Change vs. TSR award granted in 2016 and (iii) 2018 annual incentive bonus.

Three-Year TSR Award (granted in 2016)
Metric	TSR Percentile Rank Compared to Peers	Award Achievement (Percent of Target)
Compared the average of the Company’s total shareholder return during each year within the three-year performance period to that of the Company’s peers.	62.5% (ranked 7th out of 17 companies)	125%

Three-Year Oil Price Change vs. TSR Award (granted in 2016)
Metric	TSR Relative to Oil Price Change	Award Achievement (Percent of Target)
Compared the change in WTI crude oil prices to the Company’s total shareholder return, both over a three-year period.	2.1%	100%

2018 Annual Incentive Bonus
Metric	Target Points	Threshold (50%)	Target (100%)	Maximum (200%)	Results	Points Earned
Total Production (1)	15	59,500 BOE/d	62,000 BOE/d	64,000 BOE/d	60,448 BOE/d	10
Lease Operating Expenses (2)	10	$445 million	$425 million	$405 million	$433 million	8
General & Administrative Expenses (3)	5	$82 million	$77 million	$72 million	$69 million	10
EBITDAX	15	$415 million	$515 million	$600 million	$584 million	27
Reserves Replacement	10	50%	100%	200%	111%	11
HSE Performance
Serious Injury & Fatality Rate	5	1.56	1.16	0.76	1.10	6
Total Recordable Incident Rate	5	1.17	1.00	0.81	0.89	8
Significant Spills Rate	5	0.20	0.17	0.14	0.15	9
Other Strategic Initiatives (4)	30					30
Total	100					119

(1)	Total Production is calculated before adjustments for any acquisitions and/or divestitures.

(2)	Lease Operating Expenses excludes the cost of CO2.

(3)	General & Administrative Expenses excludes annual incentive bonuses and any incentive-based equity compensation earned above target levels.

(4)	Other Strategic Initiatives includes qualitative metrics related to operating within cash flow, liquidity, balance sheet management, portfolio management and rate of return on capital projects.

In February 2019, the Compensation Committee certified the results of the 2018 annual incentive bonus. Seventy percent (70%) of the annual incentive bonus payment was tied to quantitative metrics related to (i) Total Production, (ii) Lease Operating Expenses, (iii) General and Administrative Expenses, (iv) EBITDAX, (v) Reserves Replacement and (vi) HSE Performance. Based on the Company’s results, the Compensation Committee determined that a total of 89 percentage points were earned for the quantitative metrics.

The remaining thirty percent (30%) of the annual incentive bonus payment was based on the Company’s performance on Other Strategic Initiatives, such as operating within cash flow, liquidity, balance sheet management, portfolio management and rate of return on capital projects. Based on the Company’s performance on Other Strategic Initiatives, the Compensation Committee determined that 30 percentage points were earned for that metric. In making its determination with respect to the number of percentage points earned for the Other Strategic Initiatives metric, the Compensation Committee considered, among other things, the following:

•
Cash Flow. We generated approximately $530 million of cash flow from operations in 2018 (approximately $444 million after reducing for interest payments treated as debt reduction), significantly exceeding our incurred development capital expenditures in 2018 of approximately $323 million.

•
Liquidity. We reduced our debt principal by approximately $243 million during 2018, with approximately $144 million of that reduction coming from the conversion into shares of Denbury common stock of our 5% Convertible Senior Notes due 2023 and 3½% Convertible Senior Notes due 2024.

•
Balance Sheet Management. In 2018, we extended the maturity date of our senior secured bank credit facility to December 2021, and we improved our net debt to Adjusted EBITDAX ratio to 4.2x (including hedge settlements) and 3.3x (excluding hedge settlements) compared to a 2017 ratio of 6.6x (including hedge settlements) and 5.9x (excluding hedge settlements).

•
Portfolio Management. In 2018, we sanctioned the CO2 enhanced oil recovery development project at Cedar Creek Anticline, our largest oil field, a project to access significant long-term oil production and cash flow potential of this key asset. Additionally, we made significant progress toward divesting certain of our mature assets and high value land.

•
Return on Projects. Highlighted by the significant impact made by our exploitation program, the aggregate internal rate of return on our capital incurred in 2018 was approximately 20%, which materially exceeded our predetermined target of 15%.

For more information on the Company’s 2018 results, see Executive Summary – Our Results on page 24.

Incentive-Based Compensation Earned for Year-End 2018

The chart below shows the share and cash amounts earned under each award by each named executive officer. The three-year TSR award granted in 2016 vested at 125% of target. In accordance with the terms of that award, amounts earned above the 100% target level were paid in cash, rather than in shares of Company common stock, to limit potential dilution and conserve available shares under the 2004 Incentive Plan.

2018 Incentive-Based Compensation Earned
	Three-Year TSR Award (1)				Three-Year Oil Price Change vs. TSR Award Cash ($)		Annual Incentive Bonus Cash ($)
	Shares (#)		Cash ($)		Target	Actual	Target	Actual
Name	Target	Actual	Target	Actual
Christian S. Kendall	250,000	250,000	—	140,625	562,500	562,500	1,162,500	1,383,375
Mark C. Allen	194,444	194,444	—	109,375	437,500	437,500	728,000	866,320
James S. Matthews	100,000	100,000	—	56,250	225,000	225,000	540,000	642,600

(1)
Amounts earned under the TSR award granted in 2016 above the 100% target level were paid in cash, rather than in shares of Company common stock, to limit potential dilution and conserve available shares under the 2004 Incentive Plan.

2019 Compensation Changes

This section describes compensation actions taken with respect to 2019 compensation for our named executive officers. We include this disclosure because we believe it enhances the understanding of our executive compensation practices and our objectives, philosophy and programs going forward. Changes with respect to named executive officer compensation for 2019 are described below.

NEO Total Target Compensation

The target compensation amounts for each compensation component for 2019 for our named executive officers are shown in the table below.

2019 Total Target Compensation
	Base Salary	Annual Incentive Bonus	Equity Awards	Total Target Compensation
Christian S. Kendall	$840,000	$1,092,000	$4,100,000	$6,032,000
Mark C. Allen	580,000	696,000	2,000,000	3,276,000
James S. Matthews	500,000	500,000	1,050,000	2,050,000

Annual Incentive Bonuses

The annual incentive bonus target amounts are based on a percentage of base salary. For the second consecutive year, the Compensation Committee reduced the annual incentive bonus target percentages for each of our named executive officers, as depicted in the table below, in order to more closely align each named executive officer’s target annual incentive bonus percentage with the target bonus percentages of similar management positions at our compensation peer companies.

Target Annual Incentive Bonus Percentages
	2017	2018	2019	% Change Since 2017
Christian S. Kendall	175%	150%	130%	(26)%
Mark C. Allen	175%	140%	120%	(31)%
James S. Matthews	150%	120%	100%	(33)%

The table below depicts the annual incentive bonus metrics and their respective weightings for 2019. The only changes to the annual incentive bonus weightings for 2019 were to increase the target points for the Total Production metric (from 15 points to 20 points) and to decrease the target points for the Other Strategic Initiatives metric (from 30 points to 25 points).

2019 Annual Incentive Bonus
Metric	Target Points
Total Production (1)	20
Lease Operating Expenses (2)	10
General & Administrative Expenses (3)	5
EBITDAX	15
Reserves Replacement	10
HSE Performance
Serious Injury & Fatality Rate	5
Total Recordable Incident Rate	5
Significant Spills Rate	5
Other Strategic Initiatives (4)	25
Total	100

(1)	Total Production is calculated before adjustments for any acquisitions and/or divestitures.

(2)	Lease Operating Expenses excludes the cost of CO2.

(3)	General & Administrative Expenses excludes annual incentive bonuses and any incentive-based equity compensation earned above target levels.

(4)	Other Strategic Initiatives includes qualitative metrics such as operating within cash flow, liquidity, balance sheet management, portfolio management and rate of return on capital projects.

2019 Equity Awards

For 2019, the Compensation Committee determined that the equity awards granted to our named executive officers would be the same as 2018 and allocated as depicted below.

Percent	Award Name	Award Type	Terms
40%	Time-Vested Restricted Stock	Equity	Vesting ratably over three years (34%, 33%, 33%)
40%	TSR Award	Equity (1)	Based on peer ranking over a three-year performance period and cliff vesting after 3.25 years
20%	Debt-Adjusted Reserves Growth per Share Award	Equity (1)	Based on a three-year performance period and cliff vesting after 3.25 years

(1)
Any amounts earned under the TSR and Debt-Adjusted Reserves Growth per Share awards above the 100% target levels are payable in cash, rather than in shares of Company common stock, to limit potential dilution and conserve available shares under the 2004 Incentive Plan.

The following equity award amounts were granted to our named executive officers in 2019. It is currently anticipated that time-vested restricted stock awards for 2019 shown in the table below will be granted mid-year, ratably vesting over a three-year period.

Name	Time-Vested Restricted Stock	TSR Award (100% of Target)	Debt-Adjusted Reserves Growth per Share Award (100% of Target)
Christian S. Kendall	$1,640,000	$1,640,000	$820,000
Mark C. Allen	800,000	800,000	400,000
James S. Matthews	420,000	420,000	210,000

Change in Control and Severance Benefits

Our named executive officers, together with all of our employees, have built Denbury into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of stockholders are best served when the interests of our named executive officers are aligned with theirs and providing change-in-control benefits should eliminate possible reluctance of our named executive officers to pursue potential change-in-control transactions that may be in the best interest of stockholders.  For more information on these potential benefits, see Potential Payments Upon Termination or Change in Control below.

Perquisites and Other Benefits

Our named executive officers participate in our benefit plans on the same terms as our other employees. These plans include medical, dental, vision, disability and life insurance and partial matching contributions to our 401(k) plan. Additionally, our named executive officers received a cash perquisite in 2018 of $25,000. Our only retirement benefits are our 401(k) plan and a retirement vesting provision currently included in most of our equity and cash awards. We do not offer any pension or post-retirement medical benefits.

Stock Ownership Guidelines

Our Board has approved stock ownership and retention guidelines for our officers, based on the recommendation of the Compensation Committee and a review of our peer company stock ownership guidelines performed by Meridian. Under our stock ownership and retention guidelines, all officers are expected to hold stock with the following values:

Officer Level	Ownership Guideline
President and/or Chief Executive Officer	5x annual base salary
Chief Operating Officer, Executive Vice Presidents and/or Senior Vice Presidents	3x annual base salary
Vice President	2x annual base salary

When calculating an officer’s holdings for purposes of determining whether these guidelines are satisfied, an officer’s holdings include shares of common stock owned directly by the officer or immediate family members, plus restricted stock, both vested and unvested. Until the guideline amount is achieved, officers are required to retain at least one-third of the shares obtained through the 2004 Incentive Plan other than awards of SARs.

Risk Assessment Related to Our Compensation Program

We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company’s risk profile. Although portions of our compensation program are incentive-based, we believe that we have allocated our compensation among (i) base salary (ii) short-term compensation opportunities and (iii) long-term compensation opportunities in such a way as to discourage unreasonable risk taking. Further, one of the main factors we take into consideration in setting compensation is the performance of the Company as a whole, which we believe encourages decision making that is in the best long-term interests of the Company and our stockholders. Finally, the time-based vesting over a multi-year period for all of our incentive-based awards, as well as our stock ownership guidelines for our directors and officers, ensures their interests align with those of our stockholders for the long-term performance of the Company.

Policy on Recovery of Compensation and Clawbacks

The Board has adopted a clawback policy under which the Board, or a committee of the Board, has the right to cause the reimbursement by an executive officer of the Company of certain incentive-based compensation if the compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a required restatement of the Company’s financial statements and the executive officer engaged in fraudulent or intentional illegal conduct that caused the need for the restatement. Our policy will be revised, if appropriate, to conform to any final listing standards that may be adopted by the NYSE under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

The previous CD&A contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of Denbury’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Denbury specifically cautions investors not to apply these statements to other contexts.

EXECUTIVE COMPENSATION – COMPENSATION TABLES

Summary Compensation Table

The following table sets out a summary of executive compensation for our named executive officers for the years indicated below.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Christian S. Kendall	2018	$775,000	$—	$3,518,097	$1,383,375	$53,110	$5,729,582
President and Chief Executive Officer	2017	638,750	—	1,984,922	1,599,324	57,175	4,280,171
	2016	538,125	261,106	2,048,273	1,381,795	69,813	4,299,112
Mark C. Allen	2018	$520,000	$—	$1,856,775	$866,320	$53,751	$3,296,846
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2017	469,287	—	1,041,382	1,206,627	76,386	2,793,682
	2016	469,287	9,025	1,204,212	1,209,477	55,906	2,947,907
James S. Matthews	2018	$450,000	$—	$977,246	$642,600	$53,085	$2,122,931
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2017	388,043	—	535,567	773,858	57,512	1,754,980
	2016	388,043	7,462	619,309	772,141	48,404	1,835,359

(1)
This column includes the amounts earned for a Christmas bonus in 2016, which was equivalent to one week’s salary. Named executive officers did not receive a Christmas bonus in 2017 or 2018. With respect to Mr. Kendall, this column includes a bonus of $250,000 paid in 2016 on the one-year anniversary of his date of hire.

(2)
Amounts in this column include the grant-date fair value of (a) restricted common stock awards, (b) incentive-based operational awards (at the target level of 100%) and (c) TSR awards (at the target level of 100%) granted during the year indicated as shown in the following table. The grant-date fair value of restricted common stock and incentive-based operational awards is calculated using the closing price of Company common stock on the date of grant. The grant-date fair value of TSR awards is calculated using a Monte-Carlo simulation model.

Name	Year	Restricted Common Stock	Incentive-Based Operational Awards	TSR Awards	Total
Christian S. Kendall	2018	$1,439,996	$719,999	$1,358,102	$3,518,097
	2017	1,254,001	224,998	505,923	1,984,922
	2016	1,399,998	204,000	444,275	2,048,273
Mark C. Allen	2018	760,000	379,999	716,776	1,856,775
	2017	472,889	174,998	393,495	1,041,382
	2016	699,999	158,667	345,546	1,204,212
James S. Matthews	2018	399,996	199,999	377,251	977,246
	2017	243,200	89,999	202,368	535,567
	2016	359,999	81,600	177,710	619,309
Incentive-based operational awards vested as follows: (i) the EBITDAX awards granted during 2017 were earned at 75% of target and vested on March 31, 2018 and (ii) the EBITDAX awards granted during 2016 were earned at 77% of target and vested on March 31, 2017. TSR awards vest based upon a comparison of Company TSR to that of Company peers as follows: (i) awards granted in 2018 vest on March 31, 2021, (ii) awards granted in 2017 vest on March 31, 2020 and (iii) awards granted in 2016 were earned at 125% of target and vested on March 31, 2019. For the TSR awards granted in 2016, 2017 and 2018, any amounts earned above the 100% target levels are payable in cash, rather than in shares of Company common stock, to limit potential dilution and conserve available shares under the 2004 Incentive Plan. Further discussion regarding the underlying awards is included in Note 9 to the Company’s audited financial statements for the year ended December 31, 2018, included in the Company’s 2018 Annual Report on Form 10-K filed with the SEC on March 1, 2019.

(3)
Amounts in this column include (i) amounts earned under the annual incentive bonus plan for the years indicated, regardless of when paid (see Executive Compensation – Compensation Discussion and Analysis – Compensation Components – Annual Incentive Bonuses) and (ii) the dollar value of incentive-based cash awards granted during the year indicated.  Incentive-based cash awards vest as follows: (i) the Oil Price Change vs. TSR awards granted in 2017 will not be earned until the end of the three-year performance period and will vest on March 31, 2020 and (ii) the Oil Price Change vs. TSR awards granted in 2016 were earned at 100% of target and vested on March 31, 2019.

Name	Year	Annual Cash Bonus Plan	Incentive-Based Cash Awards	Total
Christian S. Kendall	2018	$1,383,375	$—	$1,383,375
	2017	1,036,824	562,500	1,599,324
	2016	819,295	562,500	1,381,795
Mark C. Allen	2018	866,320	—	866,320
	2017	769,127	437,500	1,206,627
	2016	771,977	437,500	1,209,477
James S. Matthews	2018	642,600	—	642,600
	2017	548,858	225,000	773,858
	2016	547,141	225,000	772,141

(4)
Amounts in this column include (a) matching contributions to the 401(k) plan on each named executive officer’s behalf, (b) life and disability insurance premiums paid by the Company on each named executive officer’s behalf, (c) allocated discretionary funds for each named executive officer and (d) other compensation-related items as shown in the following table:

Name	Year	401(k) Plan (a)	Insurance Premiums (b)	Cash Perquisites (c)	Other (d)	Total
Christian S. Kendall	2018	$16,500	$6,933	$25,000	$4,677	$53,110
Mark C. Allen	2018	16,500	6,715	25,000	5,536	53,751
James S. Matthews	2018	16,500	5,670	25,000	5,915	53,085

CEO Realized Compensation

The following CEO Realized Compensation Table discloses the compensation actually realized by our Chief Executive Officer, Mr. Kendall, which is different than the compensation that SEC rules require to be reported in the Summary Compensation Table above. We consider this CEO Realized Compensation Table to be relevant to investors because it shows how our compensation program affects the realized compensation of our Chief Executive Officer in a given year. The primary difference between the CEO Realized Compensation Table values and the Summary Compensation Table values is the method and timing used to value equity awards. SEC rules require companies to report the grant-date fair value of all equity awards in the Summary Compensation Table for the year in which such equity awards were granted and to report incentive-based equity at the grant-date fair value at 100% of the target level. Additionally, incentive-based cash awards are reported in the Summary Compensation Table as of the date of grant at 100% of the target level. As a result, more than 61% of the total compensation amount reported in our Summary Compensation Table relates to awards that have not yet vested or been earned to date, and for which the value, if any, is consequently uncertain. The CEO Realized Compensation Table values contain the following differences from the Summary Compensation Table values:

•
Time-vested restricted stock is restricted stock that vested during the year presented and is valued at the vesting-date price, representing the value earned by Mr. Kendall for such shares. In contrast, the Summary Compensation Table includes the grant-date fair value of all shares in the year granted.

•
With respect to incentive-based equity awards, the CEO Realized Compensation Table reflects the vesting-date fair value of awards earned by Mr. Kendall in the year of vesting, at the then-current market price of the shares earned and the percentage actually earned for each award. In contrast, the Summary Compensation Table includes such awards in the year of grant, at the grant-date fair value of the award, and assumes that the target (i.e., 100%) is earned.

•
With respect to the Oil Price Change vs. TSR cash award granted in 2017, the CEO Realized Compensation Table will not include that award until 2020, the year of vesting. In contrast, the Summary Compensation Table includes such award in 2017, the year of grant, at target (i.e., 100%).

CEO Realized Compensation Table

Year	Cash and All Other Compensation (Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation)		Stock Awards (Time-Vested Restricted Stock, Incentive-Based Operational Awards and TSR Awards)		Total		Percent of Summary Compensation Table Values Realized
	Summary Compensation Table Values	Realized Compensation Table Values(1)	Summary Compensation Table Values(2)	Realized Compensation Table Values(3)	Summary Compensation Table Values	Realized Compensation Table Values
2018	$2,211,485	$2,211,485	$3,518,097	$2,770,601	$5,729,582	$4,982,086	87%
2017	$2,295,249	$1,732,749	$1,984,922	$521,543	$4,280,171	$2,254,292	53%

(1)	This column does not include the value of the Oil Price Change vs. TSR cash award for 2017, which will vest on March 31, 2020.

(2)	Represents the grant-date fair value of restricted stock and incentive-based equity awards.

(3)	Represents the vesting-date fair value of restricted stock and incentive-based equity awards.

2018 Grants of Plan-Based Awards

			Levels of Future Payouts Under Non-Equity Incentive Plan Awards			Levels of Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christian S. Kendall
TSR (2)	3/12/2018	1/26/2018	86,400	—	1,440,000
						—	—	592,592		1,358,102
DARGPS (3)	3/12/2018	1/26/2018	—	—	720,000
						—	—	296,296		719,999
Restricted Stock (4)	7/16/2018	7/16/2018							310,344	1,439,996
Mark C. Allen
TSR (2)	3/12/2018	1/26/2018	45,600	—	760,000
						—	—	312,757		716,776
DARGPS (3)	3/12/2018	1/26/2018	—	—	380,000
						—	—	156,378		379,999
Restricted Stock (4)	7/16/2018	7/16/2018							163,793	760,000
James S. Matthews
TSR (2)	3/12/2018	1/26/2018	24,000	—	400,000
						—	—	164,609		377,251
DARGPS (3)	3/12/2018	1/26/2018	—	—	200,000
						—	—	82,304		199,999
Restricted Stock (4)	7/16/2018	7/16/2018							86,206	399,996

(1)
Represents the fair value of equity awards as of the grant date.  The fair value of the restricted stock awards and Debt-Adjusted Reserves Growth per Share awards (at target 100%) is the fair market value of the stock on the date of grant.  The fair value of the TSR awards is based on a Monte-Carlo simulation valuation model on the date of grant.  Further discussion regarding the underlying awards, including assumptions, is included in Note 9 of the Company’s audited financial statements for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2019.

(2)
The TSR award consists of an equity and cash component; both of which are shown in the table. Any amounts earned up to 100% target level of the TSR award are payable in equity (the equity component) and any amount earned above the 100% target level are payable in cash (the cash component). The threshold cash amount shown in the table is not payable until the maximum equity amount is payable. The TSR award has a three-year performance period and cliff vests on March 31, 2021 (see Executive Compensation – Compensation Discussion and Analysis – Compensation Components – 2018 Equity Awards – Overall Program – TSR Award above).

(3)
The Debt-Adjusted Reserves Growth per Share award consists of an equity and cash component; both of which are shown in the table. Any amounts earned up to 100% target level of the Debt-Adjusted Reserves Growth per Share award are payable in equity (the equity component) and any amount earned above the 100% target level are payable in cash (the cash component). The threshold cash amount shown in the table is not payable until the maximum equity amount is payable. The Debt-Adjusted Reserves Growth per Share award has a three-year performance period and cliff vests on March 31, 2021. See Executive Compensation – Compensation Discussion and Analysis – Compensation Components – 2018 Equity Awards – Overall Program – Debt-Adjusted Reserves Growth per Share Award above.

(4)
These shares of restricted common stock vest ratably on July 16th of each of 2019, 2020 and 2021. In addition to the foregoing vesting provision, all of these shares vest upon a holder’s death or disability or upon a change in control of the Company.

2018 Outstanding Equity Awards at Fiscal Year-End

	SAR Awards			Stock Awards
	Number of Securities Underlying Unexercised SARs (#)	SAR Exercise Price	SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested ($)
Name	Exercisable
Christian S. Kendall				92,236 (1)	157,724
				264,000 (2)	451,440
				310,344 (3)	530,688
				51,084 (4)	87,354
				278,667 (5)	476,521
						296,296 (6)	506,666
						250,000 (7)	427,500
						148,026 (8)	253,124
						592,592 (9)	1,013,332
Mark C. Allen	49,190	$17.27	1/6/2019
	28,390	$16.77	1/4/2020
				71,740 (1)	122,675
				205,334 (2)	351,121
				163,793 (3)	280,086
				62,330 (10)	106,584
						156,378 (6)	267,406
						194,444 (7)	332,499
						115,131 (8)	196,874
						312,757 (9)	534,814
James S. Matthews	13,739	$16.77	1/4/2020
				36,895 (1)	63,090
				105,600 (2)	180,576
				86,206 (3)	147,412
						82,304 (6)	140,740
						100,000 (7)	171,000
						59,210 (8)	101,249
						164,609 (9)	281,481

(1)
These shares of restricted common stock vest on July 8, 2019. In addition to the foregoing vesting provision, all of these shares vest upon a holder’s death or disability, upon a change in control of the Company or at the time the executive (i) becomes retirement eligible and (ii) has held the restricted common stock for one year from the date of grant.

(2)
These shares of restricted common stock vest ratably on July 11th of each of 2019 and 2020. In addition to the foregoing vesting provision, all of these shares vest upon a holder’s death or disability, upon a change in control of the Company or at the time the executive (i) becomes retirement eligible and (ii) has held the restricted common stock for one year from the date of grant.

(3)
These shares of restricted common stock vest ratably on July 16th of each of 2019, 2020 and 2021. In addition to the foregoing vesting provision, all of these shares vest upon the holder’s death or disability or upon a change in control of the Company.

(4)
These shares of restricted common stock vest on October 1, 2019. In addition to the foregoing vesting provision, all of these shares vest upon the holder’s death or disability or upon a change in control of the Company.

(5)
These shares of restricted common stock vest ratably on July 1st of each of 2019 and 2020. In addition to the foregoing vesting provision, all of these shares vest upon the holder’s death or disability or upon a change in control of the Company.

(6)
These three-year Debt-Adjusted Reserves Growth per Share awards granted in 2018 are presented at 100% of the targeted award and vest on March 31, 2021. The earned amount can range from 0% to 200% of the targeted shares. Any amounts earned under these awards above the 100% target levels are payable in cash, rather than in shares of Company common stock, to limit potential dilution and conserve available shares under the 2004 Incentive Plan. In addition to the foregoing vesting provision, the target or earned amount of these shares will vest upon a holder’s death or disability or upon a change in control of the Company pursuant to the terms of the grant.

(7)
These three-year TSR awards granted in 2016 are presented at 100% of the target award. These awards were earned at 125% of target and vested on March 31, 2019. Any amounts earned under these TSR awards above the 100% target levels were paid in cash, rather than in shares of Company common stock, to limit potential dilution and conserve available shares under the 2004 Incentive Plan.

(8)
These three-year TSR awards granted in 2017 are presented at 100% of the target award and vest on March 31, 2020. The earned amount can range from 0% to 200% of the targeted shares based upon the performance of the Company’s stock as compared to the stock performance of the Company’s peers. Any amounts earned under these TSR awards above the 100% target levels are payable in cash, rather than in shares of Company common stock, to limit potential dilution and conserve available shares under the 2004 Incentive Plan. In addition to the foregoing vesting provision, the target or earned amount of these shares will vest upon a holder’s death or disability or upon a change in control of the Company pursuant to the terms of the grant.

(9)
These three-year TSR awards granted in 2018 are presented at 100% of the target award and vest on March 31, 2021. The earned amount can range from 0% to 200% of the targeted shares based upon the performance of the Company’s stock as compared to the stock performance of the Company’s peers. Any amounts earned under these TSR awards above the 100% target levels are payable in cash, rather than in shares of Company common stock, to limit potential dilution and conserve available shares under the 2004 Incentive Plan. In addition to the foregoing vesting provision, the target or earned amount of these shares will vest upon a holder’s death or disability or upon a change in control of the Company pursuant to the terms of the grant.

(10)
These shares of restricted common stock vest ratably each January 31st until the final vesting upon reaching a retirement age between 60 and 65, depending on length of service, and the officer’s separation from the Company.  In addition to the foregoing vesting provision, all of these shares will vest upon the holder’s death or disability or upon a change in control of the Company.

Option Exercises and Stock Vested During 2018

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christian S. Kendall	—	—	566,282	2,770,601
Mark C. Allen	—	—	286,453	1,173,351
James S. Matthews	—	—	144,404	596,355

(1)	Stock awards that vested in 2018 included (i) the TSR award granted in 2015, (ii) the EBITDAX award granted in 2017 and (iii) time-vested restricted stock awards granted in 2015, 2016 and 2017.

Potential Payments Upon Termination or Change in Control

Our named executive officers, together with all of our other employees, have built Denbury into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of stockholders will be best served if the interests of our named executive officers are aligned with theirs, and providing change in control benefits should eliminate, or at least reduce, possible reluctance of our named executive officers to pursue potential change-in-control transactions that may be in the best interests of our stockholders.

We do not have any predefined severance benefits for our executive officers, except in the event of a change in control. In the case of a change-in-control event, we have two benefits for our employees and management, including our named executive officers: (1) eligibility to receive payments under our Severance Protection Plan and (2) immediate vesting of all long-term awards. The Denbury Resources Severance Protection Plan (“Severance Protection Plan”) was originally adopted in December 2000 and was last amended in March 2018 to remove tax gross-up payments for excise taxes imposed under Section 4999 of the Internal Revenue Code related to any change-in-control payments made to certain officers under the Severance Protection Plan. Under the terms of our Severance Protection Plan, an employee is entitled to receive a severance payment if a Change of Control (defined below) occurs and the employee incurs an involuntary termination of employment within the six-month period prior to, or within the two-year period following, that Change of Control (i.e., a “double trigger” payment). An involuntary termination for purposes of the Severance Protection Plan will mean a termination by us without cause or due to the employee’s own decision to terminate employment for good reason. Under the Severance Protection Plan, an involuntary termination will not include any termination of employment due to the participant’s death or disability. If entitled to severance payments under the terms of the Severance Protection Plan, members of our senior management team (including each of our named executive officers) will receive three times the sum of their annual base salary and bonus amounts, which is calculated as an amount equal to fifty percent (50%) of the total amount of all cash bonuses paid to the participant over the two most recent annual periods ending prior to the Change of Control. Our other officers will receive two-and-one-half times their annual salary and bonus amount, and all other employees will receive between one-third and one-and-one-half times their annual salary and bonus amount depending on their salary level and length of service with us. All employees that become entitled to a severance benefit under the Severance Protection Plan will also receive continuing medical and dental benefits, with the members of our senior management team receiving such benefits up to an eighteen-month period (such benefits would cease if the employee became covered under a subsequent employer’s plans).

The Severance Protection Plan does not provide for excise tax gross-ups. In connection with the December 13, 2012 amendment of the Severance Protection Plan, a “net-best” provision was added to the Severance Protection Plan, which we believe is a prevalent alternative to providing a gross-up. Pursuant to the “net-best” provision, officers will receive the greater after-tax benefit of either (i) their full severance payment, for which the individual officer is responsible for the payment of any applicable excise tax or (ii) a severance payment capped at the safe harbor amount (generally $1 less than three times the officer’s average annual compensation over the past five years), for which no excise tax is due. This approach provides the officer with a capped payment only if the officer would receive a greater after-tax benefit than if the officer paid excise tax on the full severance payment.

For purposes of the Severance Protection Plan, a “Change of Control” means the occurrence of any of the following events: (i) our “continuing directors” no longer constitute a majority of the members of our Board (with a “continuing director” generally being an individual who has served for at least one year or an individual that was approved by a majority of the Board); (ii) any person or group becomes the beneficial owners of our common stock that represents thirty percent (30%) or more of the voting power of our outstanding securities; (iii) a merger or consolidation to which we are a party if (a) our stockholders (prior to the transaction) hold beneficial ownership of less than fifty percent (50%) of the combined voting power of the securities of the surviving corporation or (b) fifty percent (50%) or more of the individuals that were members of our senior management team prior to the transaction do not hold a senior management position in the surviving corporation six-months following the transaction; or (iv) the sale of all or substantially all of our assets, or our liquidation or dissolution.

In addition to the Severance Protection Plan, our equity and cash awards have change in control protection. Therefore, upon a Change of Control, defined within our 2004 Incentive Plan by the same definition as given above for the Severance Protection Plan, equity and cash awards granted pursuant to the 2004 Incentive Plan would immediately vest in accordance with their terms. The cash and equity awards granted under the 2004 Incentive Plan would also receive accelerated vesting upon the individual’s death, disability or a post-separation Change of Control, in accordance with their terms. A post-separation Change of Control means a Change of Control that occurs not more than ninety (90) days after the individual’s separation from service. For the purposes of the 2004 Incentive Plan, such a separation from service is deemed to have occurred immediately following the post-separation Change of Control. Thus, the post-separation Change of Control is also a “double trigger” benefit, although the triggering event will be the Change of Control event.

The following table shows, as of December 31, 2018, the estimated potential payments and benefits that would be received by our named executive officers based upon a hypothetical termination of employment and/or a change in control in each of the three circumstances indicated in the table (i.e., (1) a change in control with no termination of employment, (2) a change in control with an involuntary termination of employment and (3) death or disability). The fair value of accelerated equity awards includes only those awards that were not currently vested as of December 31, 2018, using the closing stock price of $1.71 per share. Actual amounts that may become payable to any named executive officer can only be determined with any certainty at the time of an actual termination of employment or upon a change in control.

Name	Severance Protection Plan Payment ($)	Healthcare and Other Insurance Benefits ($)	Fair Value of Accelerated Equity Incentive Plan Compensation ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Other ($)	Tax Gross Up ($)	Total Value ($)
Christian S. Kendall
Change in Control with no termination of employment	—	—	3,820,817	1,947,825	—	—	5,768,642
Change in Control plus an involuntary termination of employment	5,500,838	92,559	3,820,817	1,947,825	—	—	11,362,039
Death or Disability	—	—	3,904,349	1,265,625	—	—	5,169,974

Mark C. Allen
Change in Control with no termination of employment	—	—	2,127,091	1,288,175	—	—	3,415,266
Change in Control plus an involuntary termination of employment	2,752,383	91,076	2,127,091	1,288,175	—	—	6,258,725
Death or Disability	—	—	2,192,061	984,375	—	—	3,176,436

James S. Matthews
Change in Control with no termination of employment	—	—	1,052,136	668,250	—	—	1,720,386
Change in Control plus an involuntary termination of employment	3,005,192	86,572	1,052,136	668,250	—	—	4,812,150
Death or Disability	—	—	1,085,549	506,250	—	—	1,591,799

(1)	The amounts in this column represent accelerated vesting of time-based restricted stock and incentive-based equity awards, which remain unvested as of December 31, 2018.

(2)	The amounts in this column represent accelerated vesting of incentive-based cash awards, which remain unvested as of December 31, 2018.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following reasonable estimate of the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Kendall, our Chief Executive Officer, as of December 31, 2018.

For 2018, our last completed fiscal year:

•	the median of the annual total compensation of all employees of the Company (other than Mr. Kendall) was approximately $130,936;

•	the annual total compensation of our Chief Executive Officer was approximately $5,729,582; and

•	the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was approximately 44 to 1.

To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the steps detailed below.

•
We determined that, as of December 31, 2018, our employee population consisted of approximately 847 individuals, with all of these employees located in the United States. This population consisted of our full-time, part-time and temporary employees.

•
To identify the “median employee” from our employee population, we compared the amount of salary and wages of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2018. In making this determination, we annualized the compensation for permanent employees that were hired in 2018 but did not work at Denbury for the entire fiscal year.

•
For the annual total compensation of Mr. Kendall and our median employee, we combined all of the elements of Mr. Kendall’s and such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Proposal Two: Advisory Vote to Approve Named Executive Officer Compensation

The Dodd-Frank Act requires all public companies to solicit from stockholders a non-binding, advisory vote to approve the compensation of their named executive officers.  In 2017, based on stockholder approval, the Board determined to hold its advisory vote to approve named executive officer compensation annually until the Board determines, or the next frequency vote provides, otherwise.

This proposal, commonly known as a “say-on-pay” proposal, grants stockholders the opportunity to express their views on the compensation of our “named executive officers,” collectively the group of officers whose compensation is reflected in our Summary Compensation Table contained herein.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this proxy statement.

The Board is asking stockholders to approve, on an advisory basis, the 2018 compensation of our named executive officers, as disclosed in the CD&A, the compensation tables and related disclosures in this proxy statement, which we urge you to review in voting on this resolution.  Although this vote is non-binding, the Compensation Committee values your opinion and will consider the voting results when making future decisions and recommendations about executive compensation.  For more information on how Denbury and the Compensation Committee responded to last year’s say-on-pay vote results, see Executive Compensation – Compensation Discussion and Analysis – Say-on-Pay Results and Stockholder Engagement on page 29 and Executive Compensation – Compensation Discussion and Analysis – Compensation Components on page 34.

We always welcome feedback from our stockholders, and to ensure we can receive the benefits of meaningful stockholder input, if you abstain or vote against this resolution, we urge you to write us a letter or send us an email and tell us more specifically about proposed changes you would suggest in our compensation practices or about the aspects of our compensation practices to which you object.  Stockholders can communicate directly with members of the Compensation Committee on these matters by either writing them in care of Denbury Resources Inc., Attention: Compensation Committee, at 5320 Legacy Drive, Plano, Texas 75024, or emailing them at: compensationcommittee@denbury.com.  Your correspondence will be received by the Chairperson of the Compensation Committee with a copy to our Chief Executive Officer and Chief Financial Officer.

As described in the CD&A of this proxy statement, our executive compensation policies are designed to ensure that salary levels and compensation incentives attract and retain top-level individuals in key positions and are commensurate with each individual’s level of executive responsibility, the type and scope of our operations and our Company-wide financial condition and performance. Additionally, the Compensation Committee believes that incentive-based compensation is an important part of executive compensation. Furthermore, to better align Company-wide compensation with the execution of our long-term strategy, and in response to the current commodity price environment as well as feedback from our stockholders, our management and the Compensation Committee made significant changes to our compensation policies and programs for 2018 (see Executive Compensation – Compensation Discussion and Analysis – Compensation Components on page 34). As a result, we believe the compensation of our named executive officers is aligned with Company performance and the execution of our strategy.

Vote Required

As described above, the affirmative vote of a majority of shares having voting power present in person or represented by proxy and entitled to vote on this proposal at the annual meeting, where a quorum is present, will constitute a non-binding, advisory approval of this Proposal Two. Brokers do not have discretion to vote on this proposal without your instruction.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Board of Directors’ Recommendation

Our Board of Directors recommends a vote FOR approval of the following non-binding, advisory resolution:

“RESOLVED, that the compensation of the Company’s named executive officers in 2018, as disclosed in the Compensation Discussion and Analysis, compensation tables and related disclosures contained in the Company’s 2019 proxy statement, is hereby approved.”

COMPENSATION OF DIRECTORS

2018 Director Compensation

We provide both cash and equity compensation to all of our non-employee directors (all of our directors except our Chief Executive Officer, who is not compensated as a director) so as to attract, motivate and retain experienced and knowledgeable persons to serve as our directors and to align the interests of our directors with our stockholders.

In setting 2018 director compensation, the Compensation Committee engaged Meridian to perform a director compensation review of the peer group of companies utilized for the executive compensation review (see Executive Compensation – Compensation Discussion and Analysis – Roles in Setting Executive Officer Compensation – Role of the Independent Compensation Consultant) to help determine 2018 director compensation.  Based on the analysis prepared by Meridian and the recommendation of the Compensation Committee, the Board determined not to adjust total Board compensation (cash and equity) for 2018, with average targeted compensation approximating just below the 50th percentile level of the peer group’s anticipated 2018 board compensation levels. The Board has not increased its annual retainer and equity grant value since 2013 and did not approve an increase for 2019.

In 2018, our directors were paid an annual retainer fee of $80,000. Additionally, (i) Mr. Dielwart, the Chairman of the Board, received an annual retainer of $107,000, (ii) Dr. Meyers, the Lead Technical Director, received an annual retainer of $20,000, (iii) the chairpersons of the Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee, Reserves and HSE Committee and Risk Committee received annual retainers of $35,000, $17,000, $15,000, $15,000 and $15,000, respectively and (iv) members of those committees received additional retainers of $10,000, $7,500, $5,000, $5,000 and $5,000, respectively. The chart below presents the annual chairperson component and Board and committee member fees information in a tabular format. We also reimburse our non-employee directors for out-of-pocket travel expenses in connection with each Board meeting attended in person. Additionally, we encourage our directors to seek continuing education opportunities, and we reimburse our directors for out-of-pocket travel expenses associated with such continuing education.

	Annual Chairperson Fee	Annual Member Fee
Board of Directors	$107,000	$80,000
Audit Committee	35,000	10,000
Compensation Committee	17,000	7,500
Nominating/Corporate Governance Committee	15,000	5,000
Reserves and HSE Committee	15,000	5,000
Risk Committee	15,000	5,000

For each non-employee director, the Board also approved an annual equity grant of restricted common stock valued at $161,800 on the date of our annual stockholders meeting, which fully vests one year from the date of grant. All restricted shares vest upon death, disability or a change in control of the Company. Our Director Deferred Compensation Plan allows directors to elect to defer receipt of their equity grants to a later date.

2018 Director Compensation Table

The total compensation paid to our non-employee directors during 2018 is described in the following table.

Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
John P. Dielwart	$204,500	$161,799	$324	$366,623
Michael B. Decker	107,500	161,799	324	269,623
Gregory L. McMichael	122,500	161,799	31,484	315,783
Kevin O. Meyers	130,000	161,799	324	292,123
Lynn A. Peterson	95,000	161,799	324	257,123
Randy Stein	135,000	161,799	21,616	318,415
Laura A. Sugg	114,500	161,799	1,649	277,948

(1)	Represents fees earned for services as a director during 2018, including the annual base retainer fee and committee chairmanship and/or membership fees.

(2)
Represents the fair value of restricted common stock or deferred stock units on the date of grant. These awards were made pursuant to our 2004 Incentive Plan.  Further discussion regarding the underlying awards is included in Note 9 to the Company’s audited financial statements for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2019.

(3)	Represents insurance premiums paid for medical, dental, vision and/or life insurance coverage.

Director Stock Ownership and Retention Guidelines

Under our stock ownership and retention guidelines for our directors and officers, all directors are expected to hold stock with a value of five times the annual cash retainer paid to the directors (specifically excluding fees paid for committee memberships and chairmanships).  For 2018, the retention guideline amount was approximately $400,000 for each director. Stock that counts toward satisfaction of these guidelines includes shares of common stock owned directly by the director or immediate family members plus both restricted stock (vested and unvested) and deferred stock units (vested and unvested). Until the guideline amount is achieved, directors are required to retain at least one-third of the shares obtained through the 2004 Incentive Plan, other than awards of options or stock appreciation rights.

Proposal Three: Increase in Authorized Shares of Common Stock

General

In March 2019, the Board adopted a proposed amendment to Article IV of the Company’s Second Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) from 600,000,000 to 750,000,000 and has directed that the amendment be submitted to the Company’s stockholders for their approval. The proposed amendment to the Certificate of Incorporation, which is set forth in its entirety in Appendix A, would replace the first sentence of the first paragraph of Article IV of the Certificate of Incorporation with the following language:

“The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 775,000,000 shares, consisting of (i) 750,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and (ii) 25,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”).”

The Board believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future corporate needs, including future financings, potential strategic transactions, including mergers, acquisitions, and business combinations, any stock dividends, shares reserved under equity compensation plans, stock splits, as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company without the delay and expense associated with convening a special meeting of the Company’s stockholders.

Our Certificate of Incorporation presently authorizes us to issue 600,000,000 shares of Common Stock, of which 460,441,580 shares were issued and outstanding (excluding treasury shares) at the close of business on February 28, 2019. In addition, as of February 28, 2019, there were 9,514,829 shares of Common Stock reserved for issuance under our 2004 Incentive Plan and, if Proposal Four is approved by our stockholders at the annual meeting, an additional 13,000,000 shares of Common Stock will be reserved for issuance under our 2004 Incentive Plan. Based on the number of outstanding and reserved shares of Common Stock described above, if Proposal Four is approved by our stockholders at the annual meeting, we will have only 117,043,591 shares of Common Stock remaining available for issuance for future corporate needs.

The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock that will result from the Company’s adoption of the proposed amendment. Except as otherwise required by law or by a regulation of the New York Stock Exchange, the newly authorized shares of Common Stock will be available for issuance at the discretion of the Board (without further action by the stockholders) for various future corporate needs. Adoption of the proposed amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders, but any future issuance of additional authorized shares of the Company’s Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock if the additional shares are issued.

In addition to the corporate purposes previously mentioned, an increase in the number of authorized shares of the Company’s Common stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that the Board determines is not in the best interest of the Company and its stockholders. Nevertheless, the Board does not intend or view the proposed increase in the number of authorized shares of the Company’s Common Stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.

Any newly authorized shares of the Company’s Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The proposed amendment will not affect the rights of current holders of the Company’s Common stock, none of whom has preemptive or similar rights to acquire the newly authorized shares.

Vote Required

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon is required to approve and adopt this Proposal Three. Brokers do not have discretion to vote on this proposal without your instruction.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” this Proposal Three.

Board of Directors’ Recommendation

The Board recommends that you vote FOR Proposal Three.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about Denbury’s equity compensation plans as of December 31, 2018.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2004 Omnibus Stock and Incentive Plan (1)	2,500,885	$10.41	9,105,023

(1)
A description of the 2004 Incentive Plan is included in Note 9 to the Company’s audited financial statements for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2019.

Proposal Four: Approval of the Amendment and Restatement of the Company’s 2004 Omnibus Stock and Incentive Plan, Principally to Increase the Number of Reserved Shares

General

In March 2019, our Board approved, subject to stockholder approval, an amended and restated Denbury Resources Inc. 2004 Omnibus Stock and Incentive Plan (the “2004 Incentive Plan”). The Board is proposing this amended and restated 2004 Incentive Plan to our stockholders for their approval, principally to increase the number of reserved shares under the 2004 Incentive Plan by 13,000,000 shares.

The Board considers the 2004 Incentive Plan an integral part of our overall compensation plan and necessary for us to retain and attract personnel in our highly competitive industry. The Board believes the 2004 Incentive Plan (1) allows us to utilize different forms of compensation awards to attract, retain and reward eligible employees and directors, (2) provides us with an advantage over competitors in the hiring market and (3) strengthens the mutuality of interests between eligible employees and directors and our stockholders. If our stockholders do not approve the 2004 Incentive Plan as amended and restated, based on our calculations as of December 31, 2018, we had 9,105,023 shares remaining for grant of awards under the 2004 Incentive Plan.

The Board recommends that stockholders approve the amended and restated 2004 Incentive Plan.

Summary of Material Terms

The following summary of the material terms of the 2004 Incentive Plan is qualified in its entirety by reference to the complete text of the 2004 Incentive Plan, which is set forth in Appendix B to this proxy statement. Capitalized terms used in this Proposal Four and not otherwise defined herein have the meanings set forth in the 2004 Incentive Plan.

Administration

The 2004 Incentive Plan is administered by the Compensation Committee, whose current members are Ms. Sugg (Chairperson) and Messrs. Decker, Dielwart and McMichael, each of whom is an independent director under the listing standards of the NYSE. The Compensation Committee will have the authority to, among other things, designate participants under the 2004 Incentive Plan, determine the type or types of awards to be granted to a participant, determine the number of shares of our common stock or amount of cash to be covered by awards, determine the terms and conditions of awards, or modifications or forfeiture events applicable to awards, and otherwise interpret and administer the 2004 Incentive Plan.

Our Board may terminate or amend the 2004 Incentive Plan at any time with respect to any shares of our common stock for which an award has not yet been made. Our Board also has the right to alter or amend the 2004 Incentive Plan or any part of the 2004 Incentive Plan from time to time, including increasing the number of shares of our common stock that may be granted, subject to stockholder approval as required by applicable law or by the rules of any exchange upon which our common stock is listed at that time. However, no change in any outstanding award may be made that would substantially impair the rights of the participant under the award without the consent of the participant.

Eligibility

Our officers, employees, directors and certain other service providers (“eligible persons”) are generally eligible to receive awards under the 2004 Incentive Plan. As of March 25, 2019, 503 employees and directors, including all of our named executive officers, were participating in the 2004 Incentive Plan.

Types of Awards

The 2004 Incentive Plan permits grants of non-qualified or incentive stock options (collectively, “stock options”), SARs, restricted stock, restricted stock units, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards to eligible persons.

Number of Shares

Subject to adjustment in the event of any distribution, reclassification, split, recapitalization, reorganization, merger, consolidation or similar corporate event, the number of shares available for delivery pursuant to awards granted under the 2004 Incentive Plan if this Proposal Four is approved is 22,105,023 shares of our common stock (based on our calculation of 9,105,023 shares available for grant as of December 31, 2018). Shares subject to an award under the 2004 Incentive Plan that expire or are canceled, forfeited, surrendered to the Company, exchanged, withheld, settled in cash or otherwise terminated become available for delivery pursuant to other awards. The shares of our common stock to be delivered under the 2004 Incentive Plan will be made available from authorized but unissued shares, shares held in treasury, or previously issued shares reacquired by us, including by purchase on the open market.

Awards to Non-employee Directors

The Board may, in its sole discretion, make awards to non-employee directors under the 2004 Incentive Plan; however, a non-employee director cannot be granted (i) awards relating to more than 3% of the shares of common stock reserved and available for issuance under the 2004 Incentive Plan or (ii) if greater, awards with a fair market value on the date of grant greater than $1,500,000.

Time-Vested Restricted Stock

A time-vested restricted stock grant is an award of common stock that vests over a period of time and that during such time is subject to restrictions on transferability and a risk of forfeiture. The Compensation Committee may also make grants of restricted stock under the 2004 Incentive Plan to participants containing such other terms as the Compensation Committee shall determine, including requiring the meeting of specific performance criteria as a condition to the receipt of shares under the award (see Performance Awards below). The Compensation Committee will determine the period over which restricted stock granted to participants will vest and any other vesting conditions. Any dividend equivalents made on restricted stock shall be subject to the same vesting provisions as the restricted stock.

Restricted Stock Units

A restricted stock unit is a notional share that entitles the grantee to receive shares of common stock following the vesting of the restricted stock unit or cash in an amount equal to the fair market value of the number of shares of common stock covered by the vested restricted stock units, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee may make grants of restricted stock units under the 2004 Incentive Plan to participants containing such terms as the Compensation Committee shall determine. The Compensation Committee will determine the period over which the restricted stock units granted to participants will vest, the vesting conditions and the times at which restricted stock units will be paid.

Stock Options

An option is a right to purchase shares of common stock at a specified price during specified time periods. The 2004 Incentive Plan permits the grant of options covering our common stock. The Compensation Committee may make option grants under the 2004 Incentive Plan to participants containing such terms as the Compensation Committee shall determine. Options granted under the 2004 Incentive Plan can be either incentive stock options (within the meaning of Section 422 of the Internal Revenue Code (the “Code”)), which have certain tax advantages for recipients, or non-qualified options. Options will have an exercise price that may not be less than 100% (110% for incentive stock options granted to holders of 10% or more of our common stock) fair market value per share of our common stock on the date of grant, typically the closing price on the NYSE on the date of grant. Options granted will become exercisable over a period and contingent upon the vesting conditions determined by the Compensation Committee. No option may be exercisable for a period in excess of ten years.

Stock Appreciation Rights

The 2004 Incentive Plan permits the grant of stock appreciation rights. A stock appreciation right is an award that, upon exercise, entitles participants to receive the excess of the fair market value of one share of our common stock on the exercise date over the per share grant price established for the stock appreciation right on the date of grant. Such excess will be paid in common stock. The Compensation Committee may make grants of stock appreciation rights under the 2004 Incentive Plan to participants containing such terms as the Compensation Committee shall determine. Stock appreciation rights will have a grant price that may not be less than the fair market value per share of our common stock on the date of grant. In general, stock appreciation rights granted will become exercisable over a period and subject to the vesting conditions established by the Compensation Committee.

Dividend Equivalents

The Compensation Committee, in its discretion, may award dividend equivalents in connection with any award other than an option, stock appreciation right or performance award. Dividend equivalents entitle the holder to receive cash, stock or other property equal in value to dividends paid with respect to a specified number of shares of our common stock. Absent a contrary provision in any award agreement, dividend equivalents shall be subject to the same vesting requirements as the underlying award.

Cash Awards

Cash awards may also be granted by the Compensation Committee, in its discretion, under the 2004 Incentive Plan, containing such terms as the Compensation Committee shall determine.

Performance Awards

A performance award is a right to receive all or part of any award based upon the achievement of performance criteria specified by the Compensation Committee. The Compensation Committee may designate any award that may be granted under the 2004 Incentive Plan as a performance award and will determine the period over which certain specified company or individual goals or objectives must be met. The performance award may be paid in cash, shares of our common stock or other awards or property, in the discretion of the Compensation Committee.

In each calendar year during any part of which the 2004 Incentive Plan is in effect, no eligible person under the 2004 Incentive Plan (including any Covered Employee (as defined below)) may be granted (i) awards (other than awards designated to be paid only in cash or the settlement of which is not based on a number of shares of common stock) covering or measured by more than 4,000,000 shares of common stock and (ii) awards designed to be paid only in cash, or the settlement of which is not based on a number of shares of common stock, having a maximum value determined on the date of grant in excess of $7,500,000. These limits are increased by 50% with respect to awards granted to any eligible person during the first calendar year in which such person commences employment with the Company.

Under prior law (which may still apply to certain outstanding awards issued under the 2004 Incentive Plan), certain eligible persons who are Covered Employees received awards that the Compensation Committee determined should qualify as “performance-based compensation” under Code Section 162(m). In that event, the grant and/or settlement of such award was made contingent upon achievement of one or more pre-established performance goals specified in the 2004 Incentive Plan and previously approved by the Company’s stockholders. These performance goals (which may apply to awards made to any eligible person) may consist of one or more of the following performance criteria, and a targeted or relative level or levels of performance with respect to each performance criteria as specified by the Compensation Committee, applied either individually or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, per share basis, per unit of production or reserves, or adjusted basis relative to a pre-established target, to results over a previous period or to a designated comparison group, in each case as specified by the Compensation Committee in the award. The performance criteria are: (i) finding and development costs of oil and gas reserves, development capital expenditures, total capital expenditures or depletion, depreciation and amortization (DD&A); (ii) volumes of oil and gas reserves or adjusted reserves or changes therein; (iii) percentage of production or reserves replaced; (iv) production volumes, production per share, production per share growth, debt adjusted reserve or production growth per share or other production measures (including, but not limited to, adjusted production or production exit rate); (v) lease operating cost (“LOE”) measures, or adjusted LOE measures or total production costs; (vi) general and administrative (“G&A”) expense or adjusted G&A measures or changes therein; (vii) net asset value (“NAV”), NAV per share, PV10 value or changes therein; (viii) return on assets, return on net assets, return on investments or capital efficiency; (ix) revenues or oil and gas sales or changes therein; (x) operating cost measures or reductions; (xi) cash flow measures (including, but not limited to, operating cash flow, adjusted cash flow, cash flow before working capital changes, net cash flow, free cash flow or increases or changes therein, either on an absolute or per share basis); (xii) earnings (including net income, adjusted net income, income before interest and taxes, income before taxes, EBITDA or EBITDAX); (xiii) basic or diluted earnings or cash flow per share, or growth in earnings or earnings per share; (xiv) stock price or change in stock price; (xv) oil price, future oil price, change in oil price or change in future oil price; (xvi) return on equity or average shareholders’ equity; (xvii) total shareholder return, shareholder value, total market or enterprise value and changes therein or changes relative to the average or ranking of a peer group or equity market index; (xviii) return on capital, change in working capital, return on capital employed or Economic Value Added (EVA); (xix) operating income, net operating income, or operating margin; (xx) health, safety and environmental performance; (xxi) the implementation or completion of critical projects, (xxii) levels of debt on an absolute or relative basis, but shall not include remaining in the employ of the Company for a specified period of time; and/or (xxiii) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, per share or as a ratio with other performance criteria, or as compared to the performance of a published or special index of a Committee approved list of one or more peer companies deemed applicable by the Committee. “Covered Employees” include anyone who serves at any time during the year as the Company’s principal executive officer, principal financial officer or one of the other three highest paid officers for the year, as well as anyone who was a covered employee in any year after 2016.

The Compensation Committee may use any measures of performance it deems appropriate in establishing performance conditions and is not limited to the specific performance criteria listed above other than for awards intending to qualify for the performance-based exception from the limitation on deductions under Code Section 162(m) as in effect prior to 2018. The Compensation Committee may also exercise its discretion to increase or decrease the amounts payable under any award based on such conditions to the extent such discretion does not disqualify an award intended to qualify as “performance-based compensation” as defined in Code Section 162(m) as in effect before 2018.

Minimum Vesting Periods

Except to the extent an award becomes vested upon a participant’s death, disability or upon or following their retirement vesting date (for certain awards granted before December 31, 2017) (each described under Termination of Employment or Service; Retirement Vesting Date below), the length of period over which an award may become vested and nonforfeitable will not be less than (i) three years for awards of restricted stock and restricted stock units that are not performance awards granted to eligible persons other than non-employee directors or (ii) one year for all other awards. Notwithstanding the foregoing, the Compensation Committee may accelerate the date on which the restrictions on any award lapse, are waived or vesting is otherwise accelerated with respect to shares of common stock underlying awards which comprise, in the aggregate for the period beginning on the effective date of the 2004 Incentive Plan and ending on the date of the acceleration, 5% or less of the total number of shares of common stock authorized for issuance under Section 4(a) of the 2004 Incentive Plan (without giving effect to award acceleration due to death, disability, attainment of retirement vesting age or a change of control).

Tax Withholding

The Compensation Committee will determine, in its sole discretion, the form of payment acceptable for tax withholding obligations. At the Compensation Committee’s discretion, and subject to conditions it may impose, a participant’s minimum statutory tax withholding (or other withholding amount as determined by the Compensation Committee in its discretion if determined not to be detrimental to the Company or a participant) with respect to an award may be satisfied by withholding from any payment related to an award or by the withholding of shares issuable pursuant to the award based on the fair market value of the shares.

Change of Control

Under the 2004 Incentive Plan, a change of control can occur if, among other events specified in the 2004 Incentive Plan:

•	a person or group of persons becomes the beneficial owner of 30% or more of the voting power of the Company’s outstanding securities;

•
a merger or consolidation occurs in which the Company’s shareholders prior to the merger or consolidation hold less than 50% of the combined voting power of the surviving entity or 50% of senior management before such merger do not hold senior management officer’s positions six months after the merger; or

•	there is a sale of all or substantially all of the Company’s assets.

Unless otherwise expressly provided in an award agreement, in the event of a change of control (as defined in the 2004 Incentive Plan), all awards will become exercisable and/or vested and nonforfeitable. In connection with a change of control, the Compensation Committee may also, in its sole discretion, (i) accelerate the time of exercisability of awards, (ii) provide a cash payment for outstanding awards by requiring such awards to be surrendered or (iii) make adjustments to awards then outstanding as the Compensation Committee deems appropriate to reflect such pending or effective change of control.

Other Adjustments

In the case of (i) a subdivision or consolidation of the common stock (by reclassification, split or reverse split or otherwise), (ii) a recapitalization, reclassification of our capital stock, or other change in our capital structure without the occurrence of a change of control or (iii) any other recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization of our equity, then a corresponding and proportionate adjustment shall be made, as appropriate, with respect to the maximum number of shares available under the 2004 Incentive Plan, the number of shares that may be acquired with respect to an award, the annual award limits applicable to eligible persons (other than the limit applicable to non-employee directors), and, if applicable, the exercise price of an award, in order to prevent dilution or enlargement of awards as a result of such events.

Termination of Employment or Service; Retirement Vesting Date

Unless otherwise expressly provided in an award agreement, upon a participant’s death or disability all awards granted to that participant will become fully exercisable and/or vested. Further, unless otherwise expressly provided in an award agreement, for awards granted before December 31, 2017, upon a participant’s retirement vesting date (as described below) all awards granted to the participant (other than (i) awards granted within one year prior to the retirement vesting date or (ii) performance awards) will become fully exercisable and/or vested. A participant’s “retirement vesting date” is generally between an employee’s 60th to 65th birthday, depending upon his or her length of employment. In all other circumstances, the consequences of the termination of a participant’s employment or membership on the Board will be specified in the relevant award agreement.

Plan Benefits

Awards under the 2004 Incentive Plan are discretionary, and consequently, we cannot currently determine the number or type of awards that will be granted to participants under the 2004 Incentive Plan. In February 2019, the Compensation Committee approved awards of restricted stock to Messrs. Kendall, Allen and Matthews in the amounts of $1,640,000, $800,000 and $420,000, respectively, to be granted on a date determined by the Compensation Committee. It is currently anticipated that such awards, or any portion thereof, will be granted mid-year in 2019.

Federal Income Tax Consequences

The following is a general summary of the U.S. federal income tax consequences to us and participants in the 2004 Incentive Plan. This discussion is intended solely for general information of stockholders considering how to vote with respect to Proposal Four and not as tax guidance to participants in the 2004 Incentive Plan. This discussion does not address state, local or foreign income tax rules or other U.S. tax provisions such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the 2004 Incentive Plan. In addition, federal income tax laws and regulations may be changed from time to time.

The grant of an option or SAR will result in no tax consequences for the participant or to us. The participant will experience no tax consequences upon the exercise of an incentive stock option except that alternative minimum tax may apply. Upon the exercise of an option other than an incentive stock option, a participant must generally recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding period, the participant must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option generally will result in only capital gain or loss. Other awards under the 2004 Incentive Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or at the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares or other awards. Except as discussed below, we will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding period. In addition, prior to 2018, we would generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with any performance based award, including to Covered Employees provided that such performance awards to Covered Employees met the requirements of Code Section 162(m). After 2017, no deduction is generally available for performance or other awards to Covered Employees to the extent that, in combination with other compensation paid to such employees during the year, the amount of their taxable income exceeds $1 million.

Outstanding Awards

As of December 31, 2018, under our 2004 Incentive Plan, there were a total of 2,500,885 SARs outstanding, with a weighted average exercise price of $10.41 per SAR and a weighted average remaining term of 2.2 years, a total of 8,990,578 unvested restricted shares outstanding, and 4,663,928 unvested performance stock awards (which include performance-based operational awards and performance-based TSR awards). Accordingly, our 16,155,391 outstanding awards (commonly referred to as the “overhang”) represent approximately 3.5% of our outstanding shares. At the same date, the closing price of our common stock on the NYSE was $1.71 per share.

Reasons for Proposed Amendments

This Proposal Four requests stockholder approval of the amended and restated 2004 Incentive Plan previously approved by our Board, principally to increase the number of reserved shares under the 2004 Incentive Plan by 13,000,000 shares.

Share Increase

If the stockholders approve this Proposal Four, the maximum shares available for issuance under the 2004 Incentive Plan will increase by 13,000,000 shares. Since May 12, 2004, the effective date of the 2004 Incentive Plan, the following activity has taken place, assuming this proposal to increase the total number of shares available under the 2004 Incentive Plan is approved:

Shares Available for Future Grants
Shares available and reserved at inception – May 12, 2004	10,000,000
Increase available reserved shares – May 2007	4,000,000
Increase available reserved shares – May 2009	7,500,000
Increase available reserved shares – May 2010	8,000,000
Increase available reserved shares – May 2013	5,000,000
Increase available reserved shares – May 2015	3,000,000
Increase available reserved shares – May 2016	7,000,000
Increase available reserved shares – May 2017	3,900,000
Shares covered by stock options and SARs granted	(7,157,697)
Shares of restricted stock granted, net of cancellations	(31,861,846)
Shares covered by deferred stock units	(275,572)
Performance shares exercised	(2,532,584)
Performance share awards outstanding	(4,663,928)
Shares of restricted stock, SARs and performance awards recycled	7,196,650
Shares available – December 31, 2018	9,105,023
Requested shares under Proposal Four	13,000,000
Shares available after authorized increase	22,105,023

With the ongoing volatility in the energy markets and our current stock price, it is difficult to forecast how many shares we will need each year. We anticipate that the 13,000,000 additional shares will provide the 2004 Incentive Plan with adequate shares through our next annual equity grant to eligible employees. In determining the amount of additional shares to be added to the 2004 Incentive Plan, the Compensation Committee and the Board considered the historical amounts of equity awards that were granted in previous years, the total amount of awards outstanding under existing grants, and the Company’s desire to issue equity compensation instead of cash compensation in order to better align compensation with the interests of our stockholders. Additionally, the Compensation Committee made the following significant adjustments in recent years to our compensation program in order to preserve the maximum number of reserved shares for equity grants:

•	suspended the issuance of awards in the form of options and SARs;

•	terminated our employee stock purchase plan, which included a 75% equity match to purchases made by employees;

•	set a stock price floor of $2.25 per share to determine the total number of shares covered by performance-based equity grants to our executive officers; and

•	modified performance-based equity awards so that any amounts earned under the awards in excess of the 100% target level are payable in cash, rather than in shares of stock.

The table below presents the number of shares of (i) restricted stock granted, (ii) performance-based operational awards earned and (iii) performance-based TSR awards earned, in each case, as reported in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2018, 2017 and 2016.

Grant Year	Restricted Stock (Granted)	Performance-Based Operational Awards (Earned)	Performance-Based TSR Awards (Earned)	Total
2018	4,651,571	554,218	396,643	5,602,432
2017	5,714,005	653,613	165,753	6,533,371
2016	7,569,553	139,049	145,731	7,854,333

We believe that our success could not have been achieved without the efforts of our employees and management. Without a strong retention program, it would be extremely difficult to retain qualified personnel and attract new employees. We believe that the retention incentives created by awards under our 2004 Incentive Plan have been significant factors in our success to date and our low turnover rate.

Without stockholder approval of the amended and restated 2004 Incentive Plan, the remaining reserved shares of common stock may not be sufficient to meet our compensation needs, and we may be forced to either eliminate certain equity awards or replace them with cash compensation. If we eliminate certain equity awards, it will likely significantly increase employee turnover and diminish our ability to attract new employees. If we instead pay compensation in cash, the amount of capital that we have available to reinvest in our growth will be reduced. We believe that both of these alternatives may reduce stockholder value.

Extension of the Term of the 2004 Incentive Plan

The terms of the amended 2004 Incentive Plan extend the current term of the 2004 Incentive Plan (currently through May 2027) to May 2029.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting of stockholders, where a quorum is present, is required for approval of the amended and restated 2004 Incentive Plan. Brokers do not have discretion to vote on this proposal without your instruction.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” this Proposal Four.

Board of Directors’ Recommendation

Our Board believes that the amended and restated 2004 Incentive Plan is an integral part of our overall compensation plan and necessary for us to retain and attract personnel in our highly competitive industry and, as such, approved the amended and restated 2004 Incentive Plan. The Board recommends that you vote FOR Proposal Four.

AUDIT MATTERS

Audit Committee Report

The primary purpose of the Audit Committee, which is discussed in detail in its charter, is to (a) select, oversee and evaluate the Company’s independent registered public accounting firm, (b) oversee and evaluate the Company’s internal audit function and (c) provide assistance to the Board in fulfilling its oversight responsibility with respect to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independence and qualifications of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal audit function and independent registered public accounting firm;

•	the preparation of required disclosures for the Company’s financial statement filings with the SEC; and

•	the evaluation as to whether the Company has effective processes for risk assessment and risk management.

All members of the Audit Committee meet the independence, experience and financial literacy requirements of the NYSE, the Sarbanes Oxley Act and any rules or regulations promulgated by the SEC. The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.denbury.com and further described in this proxy (see Board Meetings, Attendance and Committees – Audit Committee above).

Management is responsible for the Company’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, and the Audit Committee uses the Company’s internal audit department to assist with these responsibilities.  The internal audit department has unrestricted access to the Audit Committee and regularly meets with the Audit Committee in executive sessions without management present.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. It has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including Auditing Standard No. 16 (Communication with Audit Committees). Additionally, PricewaterhouseCoopers LLP has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed PricewaterhouseCoopers LLP’s independence with management and the independent registered public accounting firm. The Audit Committee has concluded that the rendering of non-audit services by PricewaterhouseCoopers LLP to the Company has not impaired the independence of PricewaterhouseCoopers LLP.

Based on the Audit Committee’s discussions with management and PricewaterhouseCoopers LLP, and its review of the representations of management and the report of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended to the Board that the Company’s 2018 audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

The Audit Committee
Randy Stein, Chairperson
Gregory L. McMichael
Kevin O. Meyers
Lynn A. Peterson

Independent Auditor Fees

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2018 and 2017.

	2018	2017
Audit Fees (1)	$1,765,000	$1,665,400
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	6,731	6,731
Total	$1,771,731	$1,672,131

(1)
Audit fees consisted of fees associated with the audit of the Company’s consolidated financial statements, including the audit of the effectiveness of the Company’s internal controls over financial reporting, required quarterly reviews and consultations, as well as work only the independent registered public accounting firm can reasonably be expected to provide, such as comfort letters, consents and review of documents filed with the SEC.

(2)	Fees associated with a license for accounting research software.

The Audit Committee charter stipulates that the Audit Committee approve the fees to be paid to the independent registered public accounting firm prior to the annual audit.  Additionally, all engagements for non-audit services by the independent registered public accounting firm must be approved prior to the commencement of services.  All fees paid to the Company’s independent registered public accounting firm were approved by the Audit Committee prior to the commencement of services.

Proposal Five: Ratify the Audit Committee’s Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2019

PricewaterhouseCoopers LLP has been our independent registered public accounting firm for each of the last fifteen years.  It is the recommendation of our Audit Committee to appoint PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company until the next annual meeting of stockholders and to authorize the Audit Committee to approve its remuneration as such.  If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of that firm as the Company’s independent registered public accounting firm.  The stockholders’ ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, available to answer questions and afforded an opportunity to make a statement, if desired.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting of stockholders, where a quorum is present, is required for approval of this Proposal Five. Brokers do have discretion to vote on this proposal without your instruction.

A properly executed proxy submitted without voting instructions will be voted “FOR” this Proposal Five.

Board of Directors’ Recommendation

Our Board of Directors recommends that stockholders vote FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules thereunder require our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of these forms and written representations from the officers and directors, we believe that all Section 16(a) filing requirements were timely met during 2018.

STOCKHOLDER PROPOSALS FOR OUR 2020 ANNUAL MEETING OF STOCKHOLDERS

Proposals for Inclusion in Our 2020 Proxy Statement

Pursuant to Rule 14a-8 promulgated under the Exchange Act, in order for a stockholder proposal to be included in the Company’s proxy materials for the 2020 annual meeting of stockholders, the proposal must be in full compliance with applicable law, including Rule 14a-8, and our Bylaws, and must be received by the Company at the address below no later than December 26, 2019, unless the date of our 2020 annual meeting is more than 30 days before or after May 22, 2020 in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials.  All such proposals must be submitted in writing to James S. Matthews, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, 5320 Legacy Drive, Plano, Texas 75024.

Advanced Notice of Nominations or Proposed Business for Our 2020 Annual Meeting of Stockholders

Our Bylaws require advanced written notice from any stockholder seeking to present nominations of persons for election to the Board and other proposed business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) for consideration at our 2020 annual meeting of stockholders. Notice of such proposals must be received by James S. Matthews, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, 5320 Legacy Drive, Plano, Texas 75024, no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, before the date of the one-year anniversary of the immediately preceding year’s annual meeting. Based on the anniversary date of our 2019 annual meeting, a stockholder must send advanced written notice of any such nomination or other business or proposals such that the notice is received by us no earlier than January 23, 2020 and no later than February 22, 2020. In the event the 2020 annual meeting of stockholders is convened on a date more than 30 days before, or more than 30 days after, such anniversary date, such notice must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of the 2020 annual meeting is first made by the Company. Any such proposal of business must include the information called for, and follow the other requirements set forth, in our Bylaws about the proposed business and the proposing stockholder. Additionally, any such nomination must provide the reasons supporting a candidate’s nomination, information regarding the candidate and their qualifications, along with all other information about the candidate required under SEC Rule 14A and the Company’s Bylaws, the candidate’s consent to being considered as a nominee, and a way to contact the candidate to verify his or her interest and to gather further information, if necessary.  In addition, the stockholder making the nomination or proposal must submit information regarding ownership of the Company’s securities and related information specified in the Company’s Bylaws.  Stockholders must send recommendations for director candidates to the address listed above under Governance of the Company – Communication with the Board.  Stockholders who wish to nominate an individual to the Board must also follow the requirements of the Company’s Bylaws and applicable SEC and NYSE rules and regulations.

OTHER MATTERS

The Board is not aware of any matter to be presented for action at the 2019 annual meeting other than the proposals set forth in this proxy statement. The form of proxy for the annual meeting of stockholders grants authority to the persons designated therein as proxies to vote in their discretion on any other matters that come before the annual meeting, or any adjournment thereof, that are not set forth in our proxy statement, except for those matters as to which adequate notice is received.

All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of our directors and officers and their relationship and transactions with us is based upon information received from the individual directors and officers.  All information relating to any beneficial owner of more than 5% of our common stock is based upon information contained in reports filed by such owner with the SEC.  The information contained in this proxy statement in the sections entitled Message from the Compensation Committee and Compensation Committee Report and Audit Matters – Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

We have provided or otherwise made available to each person whose proxy is solicited hereby a copy of our 2018 Annual Report to Stockholders for the year ended December 31, 2018, which includes the Annual Report on Form 10-K except for certain exhibits.  A copy of our Annual Report to Stockholders or our Annual Report on Form 10-K filed with the SEC may be obtained without charge by writing to Denbury Resources Inc., ATTN: Investor Relations, 5320 Legacy Drive, Plano, Texas 75024, or by e-mailing ir@denbury.com.

By order of the Board of Directors,

Mark C. Allen Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
SECOND RESTATED CERTIFICATE OF INCORPORATION
OF
DENBURY RESOURCES INC.
May [ ], 2019
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
Denbury Resources Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing an amendment of the Second Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) declaring such amendment to be advisable and submitting such amendment to the stockholders of the Corporation for consideration thereof.
SECOND: That thereafter, an annual meeting of the stockholders of the Corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the first sentence of the first paragraph of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
“The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 775,000,000 shares, consisting of: (i) 750,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and (ii) 25,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”).”
(Signature Page Follows)

A-1

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by James S. Matthews, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of the Corporation, as of the date first written above.

DENBURY RESOURCES INC.
By:
Name:    James S. Matthews

Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

A-2

APPENDIX B

DENBURY RESOURCES INC.

Amended and Restated
2004 Omnibus Stock and Incentive Plan
(amended and restated as of March 28, 2019)

1.Purpose. This Amended and Restated 2004 Omnibus Stock and Incentive Plan (amended and restated as of March 28, 2019) (the or this “Plan”) is an amendment and restatement of the Plan (as amended and restated as of March 29, 2018, May 24, 2017, May 24, 2016, May 19, 2015 and December 12, 2013). The purpose of the Plan is to provide a means through which Denbury Resources Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees and directors and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and its Subsidiaries and their desire to remain employed. A further purpose of this Plan is to provide such employees and directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2.Definitions. For purposes of this Plan, the following terms shall be defined as set forth below:

(a)“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b)“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award, Cash Award, Performance Award or Substitute Award, together with any other right or interest granted to a Participant under this Plan.

(c)“Award Agreement” means any written instrument (including an electronic instrument) that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. In the event of a conflict between the terms of this Plan and the terms of any Award Agreement, the terms of this Plan are controlling; notwithstanding the foregoing, an Award Agreement providing greater specificity as to certain aspects of the Award which are also covered by this Plan, shall not constitute a conflict with the terms of this Plan.

(d)“Board” means the Board of Directors of the Company.

(e)“Cash Award” means an Award denominated in cash granted under Section 6(h) hereof.

(f)“Cause” means either (i) a final, nonappealable conviction of a Participant for commission of a felony involving moral turpitude or (ii) a Participant’s willful gross misconduct that causes material economic harm to the Company or that brings substantial discredit to the Company’s reputation.

(g)“Change of Control” means the occurrence of any one of the following with respect to the Company:

(i)“Continuing Directors” no longer constitute a majority of the Board; the term “Continuing Director” means any individual who has served as a Director for one year or more, together with any new Directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors then still in office who were either Directors at the beginning of such one-year period or whose election or nomination for election was previously so approved;

(ii)any person or combination of persons acting as a group (as defined in Rule 13d-3 under the Exchange Act) become the beneficial owners (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of Stock representing thirty percent (30%) or more of the voting power of the Company’s then outstanding securities entitled generally to vote for the election of Directors;

(iii)a merger or consolidation to which the Company is a party, regardless of the surviving entity in such transaction, if (A) the shareholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than fifty percent (50%) of the combined voting power to vote for the election of directors of the surviving person following the effective date of such merger or consolidation or (B) following such merger or consolidation, fifty percent (50%) or more of the individuals who (on the date immediately prior to the date of execution of the agreement providing for such merger or consolidation) constitute the members of Senior Management do not, as of a date six months after such merger or consolidation, hold an officer’s position which would make them a member of senior management of the surviving person; or

(iv)the sale of all, or substantially all, of the assets of the Company or the liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this Section 2(g), if a Participant’s Separation is for a reason other than for Cause, and occurs not more than ninety (90) days prior to the date on which a Change of Control occurs, for purposes of Awards, such termination shall be deemed to have occurred immediately following a Change of Control.

Notwithstanding anything herein to the contrary, under no circumstances will a change in the constitution of the board of directors or managers of any Subsidiary, a change in the beneficial ownership of any Subsidiary, the merger or consolidation of a Subsidiary with any other entity, the sale of all or substantially all of the assets of any Subsidiary or the liquidation or dissolution of any Subsidiary (in each case which does not constitute and is not part of a sale of all or substantially all of the assets of the Company) constitute a “Change of Control” under this Plan.

(h) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)“Committee” means a committee of two or more Directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Directors, each of whom shall be a Qualified Member.

(j)“Covered Employee” means an Eligible Person who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of section 162(m) of the Code for a specified fiscal year.

(k)“Deferred Stock Unit” (“DSU”) means a Restricted Stock Unit awarded or granted to a Director.  As used herein, DSUs do not include units granted to Directors in payment of director fees pursuant to the Denbury Resources Inc. Director Deferred Compensation Plan, as amended.

(l)“Director” means a member of the Board.

(m)“Disability” means a Participant’s inability to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which, in the reasonable opinion of the Committee or its designee based on such medical evidence as it deems necessary, can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that, such Disability did not result, in whole or in part from: (i) a felonious undertaking or (ii) an intentional self-inflicted wound.

(n)“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(f) hereof, to receive cash, Stock, or other property equal in value to dividends paid or issued with respect to a specified number of shares of Stock.

(o)“Effective Date” has the meaning set forth in Section 9(o) hereof.

(p)“Eligible Person” means all Employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including Directors; provided, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual will be granted an award that shall, or may, be settled in Stock. An Employee on leave of absence may be considered as still in the employ of the Company or its Subsidiaries for purposes of eligibility for participation in this Plan.

(q)“Employee(s)” means each person whose customary work schedule is a minimum of thirty (30) hours per week, and who is designated as an employee on the payroll records of the Company or any of its Subsidiaries.

(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(s)“Exercise Price” has the meaning set forth in Section 6(b)(i) hereof.

(t)“Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported by the stock exchange on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.

(u)“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an “incentive stock option” within the meaning of section 422 of the Code.

(v)“Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(w)“Nonstatutory Stock Option” means any Option that is not intended to be an “incentive stock option” within the meaning of section 422 of the Code.

(x)“Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(y)“Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(g) hereof.

(z)“Participant” means a person who has been granted an Award under this Plan that remains outstanding, including a person who is no longer an Eligible Person.

(aa)“Performance Award” means a right, granted to an Eligible Person under Section 6(j) hereof, to receive Awards based upon Performance Criteria.

(bb)    “Performance Criteria” has the meaning set forth in Section 6(j)(ii)(A)(1) hereof.

(cc)    “person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a person, together with that person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided, that, “registrant” as used in Rule 12b-2 shall mean the Company), and any persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such person, shall be deemed a single “person.”

(dd)    “Pre-2018 Awards” has the meaning set forth in Section 6(a) hereof.

(ee)    “Pre-2018 Performance Awards” has the meaning set forth in Section 6(a) hereof.

(ff)    “Qualified Member” means a member of the Committee who is (i) a “nonemployee director” within the meaning of Rule 16b-3(b)(3), (ii) an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code, if applicable to Awards under the Plan, and (iii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(gg)    “Restricted Stock” means Stock, granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(hh)    “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified period.

(ii)    “Retirement Vesting Date” if applicable, means the first birthday of a Participant on which that Participant has attained the later of (i) his sixtieth (60th) birthday and (ii) the birthday on which that Participant attains an age equal to (x) sixty-five (65) minus (y) the number which results from multiplying (A) fifty percent (50%) times (B) that Participant’s full years of service as an Employee or service provider on such birthday, with such product of (A) and (B) rounded down to the nearest whole number before being deducted from sixty-five (65). For example, a Participant who has completed sixty (60) months of service (i.e., five (5) full years of service) as an Employee or service provider on such person’s sixty-second (62nd) birthday will not have attained such person’s Retirement Vesting Date, whereas a Participant who has completed seventy-two (72) months of service (i.e., six (6) full years of service) as an Employee or service provider on such person’s sixty-second (62nd) birthday will have attained such person’s Retirement Vesting Date.

(jj)    “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as amended from time to time and applicable to this Plan and Participants.

(kk)    “Section 16 Officer” means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person routinely performing corresponding functions with respect to the Company.

(ll)    “Section 162(m) Award” means a Performance Award granted under Section 6(j)(ii) hereof to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of section 162(m) of the Code, provided such provision is applicable thereto. Performance Awards to which section 162(m) does not or no longer applies shall not be treated as Section 162(m) Awards hereunder.

(mm)    “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(nn)    “Senior Management” means that group composed of the Company’s Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Executive Vice Presidents and Senior Vice Presidents, as such specific officers’ positions exist and individuals are then serving in such positions at the time in question.

(oo) “Separation” means (and shall occur on the date on which) a Participant ceases to be a Director or to have an employment or service relationship with the Company and its Affiliates for any reason, including death or Disability; provided, however, that, a Separation will not be considered to have occurred (i) upon a Participant’s ceasing an employment relationship with the Company and its Affiliates if at that time the Participant continues to serve, or commences serving, as a director of the Company or (ii) while a Participant is on sick leave, military leave, or any other leave of absence approved by the Company, if the period of such leave does not exceed 90 days, or, if longer, so long as the Participant’s right to reemployment or a continuing service relationship with the Company is guaranteed either by statute or by contract.

(pp)    “Stock” means the Company’s Common Stock, par value $0.001 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8 hereof.

(qq)    “Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(rr)    “Subsidiary” means, with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(ss)    “Substitute Award” means an Award granted under Section 6(i) hereof in substitution for a similar award as a result of certain business transactions.

3.    Administration.

(a)    Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, to: (i) designate Eligible Persons as Participants; (ii) determine the type or types of Awards to be granted to an Eligible Person; (iii) determine the number of shares of Stock or amount of cash to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, as well as the modification of such terms, which (subject to Section 6(a) hereof) may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), or modification of any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive rules and regulations used to administer the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan or any such Award or Award Agreement, or any term thereof, into effect, and the Committee shall be the sole and final judge of that necessity or desirability. Notwithstanding the foregoing, the Committee shall not have any discretion to (A) make changes to any Award that is intended to qualify as “performance-based compensation” under section 162(m) of the Code to the extent that the existence of such discretion or authority would cause such Award not to so qualify, (B) accelerate the payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, or (C) take any action that would violate any applicable law. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b)    Manner of Exercise of Committee Authority. It is the intent of the Company that (i) Section 162(m) Awards shall qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and (ii) to the fullest extent possible, the grant of any Awards to, or other transaction by, a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such

Participant). At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to (A) an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board or (B) a Section 162(m) Award, may be taken either (x) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members or (y) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, beneficiaries, and transferees under Section 7(a)(iii) hereof or other persons claiming rights from or through a Participant.

(c)    Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan subject to such terms as the Committee shall determine, to perform such functions, including administrative functions and the power to grant Awards under the Plan, as the Committee may determine, to the extent that such delegation will not (i) violate applicable law, (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company, or (iii) cause Section 162(m) Awards to fail to so qualify. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8 hereof, shall be deemed to include any officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit such officer’s right to receive Awards under the Plan and shall be performed in a manner compliant with applicable law; provided, however, the officer may not grant Awards to himself or herself, a member of the Board, or any Section 16 Officer, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or a Section 16 Officer. The Committee may also appoint agents to assist it in administering the Plan that are Employees (whether or not such Employee is an officer); provided, that, such individuals may not be delegated the authority to (A) grant or modify any Awards that will, or may, be settled in Stock or (B) take any action that would cause Section 162(m) Awards to fail to so qualify.

(d)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or Employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or Employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action taken or omitted or determination made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)    Awards to Nonemployee Directors. Notwithstanding any provision in this Plan to the contrary and without being subject to management discretion, the Board, which may act through the Qualified Members, shall have the authority, in its sole and absolute discretion, to make Awards (other than ISOs) to nonemployee Directors under this Plan; provided, that, in each calendar year, during any part of which this Plan is in effect, a nonemployee Director may not be granted Awards (i) relating to more than 3% of the shares of Stock set forth in Section 4(a) hereof, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8 hereof or (ii) if greater, having a Fair Market Value on the date of grant greater than $1,500,000. The Board, which may act through the Qualified Members, shall set the terms of any such Awards in its sole and absolute discretion, and the Board, which may act through the Qualified Members, shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to other Eligible Persons.

(f)    Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of its Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that, no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a) hereof; and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.Stock Subject to Plan.

(a)Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8 hereof, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 61,400,000 shares, and such total will be available for the issuance of Incentive Stock Options.

(b)Application of Limitation to Grants of Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock and (ii) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d)Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to persons who are Eligible Persons at the time of grant thereof. In each calendar year during any part of which this Plan is in effect, and any Awards made in such year are subject to section 162(m), an Eligible Person may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) covering or measured by more than 4,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8 hereof and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a maximum value determined on the date of grant in excess of $7,500,000. The foregoing limitations in this Section 5 shall be multiplied by one and one-half (1½) with respect to Awards granted to an Eligible Person during the first calendar year in which such person commences employment with the Company and its Subsidiaries.

6.Specific Terms of Awards.

(a)General Terms and Vesting. Awards may be granted on the terms and conditions set forth in this Section 6. Unless otherwise expressly provided in an Award Agreement, upon a Participant’s Separation by reason of the Participant’s death or Disability, all Awards granted to the Participant shall become fully exercisable and/or vested and nonforfeitable. Unless otherwise expressly provided in an Award Agreement, the provisions of this Plan or, for the avoidance of doubt, the Prior Plan relating to a Participant having a Retirement Vesting Date, or a Participant being entitled to acceleration of exercisability, vesting, or non-forfeiture of any Awards granted under this Plan or, for the avoidance of doubt, the Prior Plan related to a Participant having a Retirement Vesting Date, shall have no force and effect with regard to, and shall not apply to, Awards granted to Participants after December 31, 2017. For Awards granted under this Plan or, for the avoidance of doubt, the Prior Plan on or prior to December 31, 2017 (“Pre-2018 Awards” or “Pre-2018 Performance Awards”, as applicable), unless otherwise expressly provided in an Award Agreement related to Pre-2018 Awards, upon a Participant’s Retirement Vesting Date, if applicable, all Pre-2018 Awards granted to the Participant (other than (i) Pre-2018 Awards granted to the Participant within the one (1) year period preceding the Participant’s Retirement Vesting Date and (ii) Pre-2018 Performance Awards) shall become fully exercisable and/or vested and nonforfeitable. Pre-2018 Awards (other than Pre-2018 Performance Awards) granted to the Participant within the one (1) year period preceding the Participant’s Retirement Vesting Date, if applicable, or granted to the Participant after the Participant’s Retirement Vesting Date, if applicable, shall vest on the first anniversary of their respective dates of grant unless earlier forfeited due to the Participant’s Separation prior to any such first anniversary date. Except to the extent Awards may become vested upon a Participant’s death, Disability or upon (or following) a Participant’s Retirement Vesting Date, if applicable, or upon a Change of Control, the length of the period over which an Award may become vested and nonforfeitable will not be less than (A) three (3) years for Awards of Restricted Stock and Restricted Stock Units that are not Performance Awards granted to Eligible Persons other than non-Employee Directors or (B) one (1) year for other Awards. Notwithstanding the foregoing, the Committee may accelerate the date on which the restrictions on any Award lapse, are waived or vesting is otherwise accelerated with respect to shares of Stock underlying Awards which comprise, in the aggregate for the period beginning on the Effective Date and ending on the date of such acceleration, five percent (5%) or less of the total number of shares of Stock authorized for issuance under this Plan pursuant to Section 4(a) hereof. For purposes of clarity, any acceleration due to the death, Disability or, for Pre-2018 Awards, the attainment of a Participant’s Retirement Vesting Date, if applicable, or a Change of Control will not count against this five percent (5%) pool. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a) hereof), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine.

(b)Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Stock Options, to Eligible Persons on the following terms and conditions:

(i)Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that, except as provided in Section 6(i) or in Section 8 hereof, the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock comprising more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii)Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(j) hereof and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation, cash or cash equivalents, Stock (including previously owned shares or through a cashless or broker-assisted exercise or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Subsidiary, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d) hereof. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise. No Option may be exercisable for a period of more than ten (10) years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock comprising more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, for a period of no more than five (5) years following the date of grant of the ISO). Except as otherwise provided in an Award Agreement, in order to avoid the termination of Nonstatutory Stock Options or SARs following the death of a Participant, any and all outstanding and vested Nonstatutory Stock Options or SARs will be deemed to be exercised on the day immediately prior to the first anniversary of the Participant’s death if not exercised before that date to the extent such Nonstatutory Stock Option or SARs are “in the money” as determined by the Committee or its designee.

(iii)ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. ISOs may only be granted to Eligible Persons who are Employees hereof. Except as otherwise provided in Section 8 hereof, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten (10) years after the earlier of the adoption of this Plan or the Effective Date. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, a number of shares of Stock with a Fair Market Value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the per share grant price of the SAR as determined by the Committee.

(ii)Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock; provided, however, that, except as provided in Section 6(i) or in Section 8 hereof, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii)Time and Method of Exercise. Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the number of shares of Stock to which the SAR relates, the time or times at which and the circumstances under which an SAR may be vested and/or exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(j) hereof and/or future service requirements), the method of exercise, method of settlement, method by or forms in which Stock (if any) will be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or in tandem with other Awards. No SAR may be exercisable for a period of more than ten (10) years following the date of grant of the SAR.

(iv)Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered.

(d)Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals pursuant to Section 6(j) hereof and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)Dividends and Splits. Except as otherwise provided in an Award Agreement, Restricted Stock that is issued and outstanding will have voting rights equal to the voting rights accorded to all holders of issued and outstanding Stock; however, in lieu of the right to receive regular cash or stock dividends relative to such Award, a Participant will be entitled to receive Dividend Equivalents providing the Participant with the right to receive a corresponding payment or issuance of Stock whenever the Company pays a dividend on its shares of issued and outstanding Stock, in each case in accordance with, and subject to, the terms of the Plan and the Award Agreement. As a condition to the grant of an Award of Restricted Stock and absent a contrary provision in an Award Agreement, Dividend Equivalents granted in connection with Restricted Stock shall be subject to the same restrictions and risk of forfeiture as the Restricted Stock with respect to which Dividend Equivalents accrue and shall not be paid unless and until such Restricted Stock has vested and been earned. In addition, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election is intended to comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i)Award and Restrictions. Restricted Stock Units shall be subject to such restrictions and vesting conditions as the Committee may impose, if any, which restrictions and conditions may lapse at a specified time or times or upon a specified event (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)Settlement. Settlement of Restricted Stock Units shall occur upon expiration of the restrictions, satisfaction of the vesting conditions or expiration of a later deferral period specified in the Awards for such Restricted Stock Units. Restricted Stock Units shall be satisfied by the delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units vesting on such date, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Eligible Person to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded in connection with any Award (other than an Option, Stock Appreciation Right or Performance Award prior to determination of the number of shares of Stock earned under such Performance Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date, and if distributed at a later date may be deemed to have been reinvested in additional Stock, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with any Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(g)Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(h)Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award under this Plan to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals pursuant to Section 6(j) hereof and/or future service requirements) as the Committee in its discretion determines to be appropriate.

(i)Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of an Eligible Person to receive payment from the Company. Awards may also be granted under the Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Such Substitute Awards referred to in the immediately preceding sentence that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(i) or in Section 8 hereof, the terms of outstanding Awards may not be amended to reduce the Exercise Price or grant price of outstanding Options or SARs, or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price or grant price that is less than the Exercise Price or grant price of the original Options or SARs, without, in each case, the approval of the stockholders of the Company.

(j)Performance Awards. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under Section 6(j)(ii) hereof in the case of a Section 162(m) Award. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten (10) years.

(i)Vesting of Performance Awards. Unless otherwise expressly provided in an Award Agreement, (A) upon a Participant’s Separation by reason of the Participant’s death or Disability, all Performance Awards granted to the Participant will become fully exercisable and/or vested and non-forfeitable at the 100% target level of such Awards (as defined and/or set forth in the Award Agreement) and (B) for Pre-2018 Awards, upon a Participant’s Separation for any reason following the Participant’s Retirement Vesting Date, if applicable, all Pre-2018 Performance Awards granted to the Participant more than one (1) year prior to the Participant’s Separation will become earned and vested based on the actual performance results certified by the Committee and settled at the time provided in the Participant’s Award Agreement related to the Pre-2018 Award. For Pre-2018 Awards, in the event a Participant Separates after the Participant’s Retirement Vesting Date, if applicable, but within one (1) year following the date of grant of a Pre-2018 Performance Award, such Pre-2018 Performance Award will be forfeited.

(ii)Section 162(m) Awards. If the Committee determines that a Performance Award granted to a Covered Employee is subject to section 162(m) and intended to qualify as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 6(j)(ii); provided, however, that, nothing in this Section 6(j) or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Awards to Covered Employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such. Consistent with the terms of Section 3(b) hereof, when taking any action with respect to Section 162(m) Awards, the Committee shall be made up entirely of Qualified Members. Further, the Committee may not delegate any responsibility relating to an Award intended to qualify as a Section 162(m) Award that would cause the Award to fail to so qualify.

(A)Performance Goals Generally. The performance goals for Section 162(m) Awards shall consist of one or more Performance Criteria and a targeted or relative level or levels of performance with respect to each of such Performance Criteria as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.

(1)Performance Criteria. For purposes of this Plan, “Performance Criteria” means one or more of the following, either individually, alternatively or in any combination or derivative thereof, applied to either the Company as a whole or to one or more of its Subsidiaries or business segments, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, per share basis, per unit of production or reserves basis, or adjusted basis relative to a pre-established target, to results over a previous period or to a designated comparison group, in each case as specified by the Committee in the Award: (i) finding and development costs of oil and gas reserves, development capital expenditures, total capital expenditures or depletion, depreciation and amortization (DD&A); (ii) volumes of oil and gas reserves or adjusted reserves or changes therein; (iii) percentage of production or reserves replaced; (iv) production volumes, production per share, production per share growth, debt adjusted reserve or production growth per share or other production measures (including, but not limited to, adjusted production or production exit rate); (v) lease operating cost (“LOE”) measures, or adjusted LOE measures or total production costs; (vi) general and administrative (“G&A”) expense or adjusted G&A measures or changes therein; (vii) net asset value (“NAV”), NAV per share, PV10 value or changes therein; (viii) return on assets, return on net assets, return on investments or capital efficiency; (ix) revenues or oil and gas sales or changes therein; (x) operating cost measures or reductions; (xi) cash flow measures (including, but not limited to, operating cash flow, adjusted cash flow, cash flow before working capital changes, net cash flow, free cash flow or increases or changes therein, either on an absolute or per share basis); (xii) earnings (including net income, adjusted net income, income before interest and taxes, income before taxes, EBITDA or EBITDAX); (xiii) basic or diluted earnings or cash flow per share, or growth in earnings or earnings per share; (xiv) stock price or change in stock price; (xv) oil price, future oil price, change in oil price or change in future oil price; (xvi) return on equity or average shareholders’ equity; (xvii) total shareholder return, shareholder value, total market or enterprise value and changes therein or changes relative to the average or ranking of a peer group or equity market index; (xviii) return on capital, change in working capital, return on capital employed or Economic Value Added (EVA); (xix) operating income, net operating income, or operating margin; (xx) health, safety and environmental performance; (xxi) the implementation or completion of critical projects, (xxii) levels of debt on an absolute or relative basis; and/or (xxiii) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, per share or as a ratio with other performance criteria, or as compared to the performance of a published or special index of a Committee approved list of one or more peer companies deemed applicable by the Committee.

(2)Effect of Certain Events. The Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the Performance Criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual or nonrecurring items; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (k) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (n) marked-to-market adjustments for financial instruments. In addition, Section 162(m) Awards may be adjusted by the Committee in accordance with the applicable provisions of Section 8 hereof. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Award to fail to qualify as “performance-based compensation” under section 162(m) of the Code.

(B)Timing for Establishing Performance Goals. No later than ninety (90) days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code, the Committee shall establish (i) the Eligible Persons who will be granted Section 162(m) Awards, and (ii) the objective formula used to calculate the amount of cash or Stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of a performance goal or goals with respect to one or more of the Performance Criteria selected by the Committee.

(C)Performance Award Pool. The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of a performance goal or goals with respect to one or more of the Performance Criteria during the given performance period, as specified by the Committee in accordance with Section 6(j)(ii)(A)(1) hereof. The Committee may specify the amount of the pool as a percentage of any of such Performance Criteria, a percentage in excess of a threshold amount with respect to such Performance Criteria, or as another amount which need not bear a direct relationship to such Performance Criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established goals with regard to the Performance Criteria.

(D)Settlement or Payout of Awards; Other Terms. Except as otherwise permitted under section 162(m) of the Code, after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each Performance Criteria established with respect to each Section 162(m) Award and shall determine the amount of cash or Stock, if any, payable or issuable with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award intended to be a Section 162(m) Award. In addition, the Committee may not exercise discretion to reduce the amount of any performance award pool allocable to one Covered Employee in a manner that results in an increase in the amount of the pool allocable to any other Covered Employee.

(E)Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (i) the establishment of performance goals and performance period with respect to the selected Performance Criteria, (ii) the establishment of the objective formula used to calculate the amount of cash or Stock payable or issuable, if any, based on the level of achievement of such performance goals, and (iii) the certification of the level of performance achieved during the performance period with regard to each Performance Criteria selected, shall be made or documented in writing.

(F)Options and SARs. Notwithstanding the foregoing provisions of this Section 6(j)(ii), Options and SARs with an Exercise Price or grant price not less than the Fair Market Value on the date of grant awarded to Covered Employees and that are subject to section 162(m), are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of a pre-established performance goal or goals with respect to the Performance Criteria.

(iii)Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with section 162(m) of the Code and the regulations thereunder, in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of this Plan as in effect on the date of adoption of any Award Agreements relating to Performance Awards that are designated as Section 162(m) Awards does not comply or is inconsistent with the requirements of section 162(m) of the Code and the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. An Award that is not subject to section 162(m) due to the repeal of that section of the Code or for any other reason shall not be subject to the restrictions applicable to Section 162(m) Awards hereunder.

7.Certain Provisions Applicable to Awards.

(a)Limit on Transfer of Awards.

(i)Except as provided in Section 7(a)(iii) below, each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Participant may file with the Committee a written designation of beneficiary (such person(s) being the Participant’s “Beneficiary”), on such form as may be prescribed by the Committee. Participant may, from time to time, amend or revoke a designation of Beneficiary. In the event that Participant does not file a written designation of Beneficiary, or where such Beneficiary predeceases Participant, the following rules shall apply: (A) the Participant’s beneficiary designation for the basic life insurance benefits provided by the Company shall be deemed to be Participant’s Beneficiary; and (B) in the absence of such basic life insurance beneficiary, or in the event that such basic life insurance beneficiary predeceases the Participant, the Participant’s estate shall be deemed to be Participant’s Beneficiary. Notwithstanding the foregoing, an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)Except as provided in Section 7(a)(iii) below or unless otherwise determined by the Committee, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b)Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that, any such deferred or installment payments will be set forth in the Award Agreement and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(c)Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d)Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)Additional Agreements. Each Eligible Person to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s Separation to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(f)Termination of Service. Except as provided herein, the treatment of an Award upon a Separation by a Participant shall be specified in the applicable Award Agreement or in any separation agreement entered into between the Participant and the Company or its Subsidiaries.

8.Amendment; Subdivision or Consolidation; Recapitalization; Change of Control; Reorganization.

(a)Amendments to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share or dollar limitation, shall be subject to the approval of the Company’s stockholders not later than the annual stockholders’ meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, no amendment or suspension of this Plan or any Award issued hereunder shall, except as specifically permitted in this Plan or under the terms of such Award, substantially impair any Award previously granted to any Participant without the consent of such Participant. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in this Plan or in the applicable Award Agreement; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8(b) through 8(g) hereof will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(b)Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, any merger or consolidation of the Company or its Subsidiaries, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or its Subsidiaries, or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 8 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

(c)Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 hereof shall be increased proportionately (or as appropriate to reflect an extraordinary cash dividend), and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 hereof shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 8(c), the Committee shall prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall provide each affected Participant with such notice.

(d)Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change of Control, the number and class of shares of Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Stock and securities to which the Participant or permitted transferee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant or permitted transferee had been the holder of record of the number of shares of Stock then covered by such Award and the share limitations provided in Sections 4 and 5 hereof shall be adjusted in a manner consistent with the recapitalization.

(e)Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(f)Change of Control and Other Events. Unless otherwise expressly provided in an Award Agreement, in the event of a Change of Control all Awards shall become fully exercisable and/or vested and nonforfeitable. In addition, and notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, effective upon a Change of Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 8, the Committee, acting in its sole discretion without the consent or approval of any Participant or permitted transferee, may effect one or more of the following alternatives, which may vary among individual Participants or permitted transferees and which may vary among Options, SARs or other Awards held by any individual Participant or permitted transferee: (i) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, before or after such Change of Control, after which specified date all unexercised Awards and all rights of Participants or permitted transferees thereunder shall terminate; (ii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company by selected Participants or permitted transferees of some or all of the outstanding Awards held by such Participants or permitted transferees (irrespective of whether such Awards are then vested or exercisable pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) and pay to each Participant or permitted transferee an amount of cash (or other consideration including securities or other property) per Award (other than a Dividend Equivalent payable in cash or a Cash Award) equal to the Change of Control Price (as defined in Section 8(g) below), less the Exercise Price with respect to an Option and less the grant price with respect to an SAR, as applicable to such Awards; provided, however, that, to the extent the Exercise Price of an Option or the grant price of a SAR exceeds the Change of Control Price, such Award may be canceled for no consideration; or (iii) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such pending or effective Change of Control (including, but not limited to, (x) the substitution, assumption, or continuation of Awards by the successor company or a parent, subsidiary or affiliate thereof for new awards of that successor, and (y) the adjustment as to the number and price of shares of Stock or equity of the successor entity or other consideration subject to such Awards); provided, however, that, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(g)Change of Control Price. The “Change of Control Price” means (i) if the Change of Control is the result of a tender or exchange offer for, consolidation or merger of, sale of all or substantially all of the assets of, or the liquidation or dissolution of, the Company, the consideration per share of Stock received by the shareholders in connection with such transaction, or, if (i) is not applicable, (ii) the highest Fair Market Value of a share of Stock during the sixty (60) day period prior to and including the date of a Change of Control. To the extent that the consideration paid in any such transaction described in (i) above consists all or in part of securities or other non-cash consideration, the value of such securities and other non-cash consideration shall be the fair cash equivalent as determined by such reasonable methods or procedures as shall be established by the Committee.

9.General Provisions.

(a)Tax Withholding. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution or issuance of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Company may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including, without limitation, the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate; provided however, any Participant may elect to pay taxes with shares of Stock through net settlement or previously owned shares. If such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Stock by the Participant to the Company), the number of shares of Stock that may be so withheld (or surrendered) shall be limited to the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the applicable minimum statutory withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, or other withholding rate as determined by the Committee in its discretion if determined not to be detrimental to the Company or Participant.

(b)Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or Employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c)Governing Law. All questions arising with respect to the provisions of the Plan and Awards Agreements shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state securities laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(d)Severability and Reformation. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Stock Option for all purposes of the Plan.

(e)Unfunded Status of Awards; No Trust or Fund Created. This Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments or Stock from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(f)Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval (as applicable) shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements (including bonuses) as it may deem desirable. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g)Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(h)Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(i)Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j)Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(k)Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under this Plan shall not sell or otherwise dispose of Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the Securities and Exchange Commission or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Participant’s or permitted transferee’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any Exercise Price, grant price, or tax withholding) is received by the Company.

(l)Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(l) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. It is the intention of the Company that no Award shall be “deferred compensation” subject to the Nonqualified Deferred Compensation Rules, unless and to the extent that the Committee or its delegate specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee or its delegate determines will be subject to the Nonqualified Deferred Compensation Rules, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Committee or its delegate, and shall comply in all respects with the Nonqualified Deferred Compensation Rules. The following rules will apply to Awards that constitute (or at any time are deemed to constitute) a deferral of compensation under Nonqualified Deferred Compensation Rules (“409A Awards”):

(i)If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with the Nonqualified Deferred Compensation Rules.

(ii)The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under the Nonqualified Deferred Compensation Rules.

(iii)If an Award is subject to the Nonqualified Deferred Compensation Rules, “Separation” means “separation from service” as defined in the Nonqualified Deferred Compensation Rules whenever any payment or settlement of an Award conferred under this Plan is to be made upon Separation and is subject to such rules. For such purposes, “separation from service” of an Employee shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the Employee during the immediately preceding 36-month period.

(iv)Any distribution of a 409A Award following a Separation that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” as defined under Section 409A(a)(2)(B)(i) of the Code, shall occur no earlier than the expiration of the six-month period following such Separation or upon such Participant’s death, if earlier.

(v)If distribution or settlement of a 409A Award is to be made upon the Participant’s Disability “Disability” means “disability” as such term is defined in the Nonqualified Deferred Compensation Rules.

(vi)If a Change of Control occurs which does not constitute a “change of control” as defined in the Nonqualified Deferred Compensation Rules, 409A Awards shall be subject to the same treatment as other Awards under the Plan (except as otherwise provided in the Award Agreement of the 409A Award), including accelerated vesting, settlement for cash, substitution, assumption or continuation, as applicable, but the payment or distribution to the Participant with respect to such Award shall not occur upon the Change of Control if such payment or distribution would violate the Nonqualified Deferred Compensation Rules. In such event, the amount or property due in settlement of the Award shall not be paid or distributed to the Participant until the earliest time or upon the first event, whichever occurs first, that is a permitted distributable event under the Nonqualified Deferred Compensation Rules and the terms of the Award. If such event will not occur until more than 90 days after the Change of Control, the amount or property to which the Participant is entitled shall be deposited by the Company within 30 days after the Change of Control into an irrevocable grantor trust of a type commonly referred to as a “rabbi trust,” with an independent trustee, until distributable to the Participant. The Company shall bear all of the costs associated with the establishment and administration of such trust.

(vii)In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

(viii)In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.

(ix)Notwithstanding anything herein to the contrary, in no event shall the Company or the Committee be liable for the payment of, or any gross up payment in connection with, any taxes or penalties owed by a Participant pursuant to Section 409A of the Code.

(m)Clawback. This Plan is subject to any written clawback policies that the Company, with the approval of the Board (or any committee of the Board), may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.

(n)Effect on Outstanding Awards. Awards issued under the Prior Plan shall be subject to the terms of the Prior Plan unless such application substantially impairs the rights of any Participant with respect to such an outstanding Award. In that event, the terms of the Prior Plan shall continue to apply to the extent necessary to avoid such substantial impairment or as required under the terms of the applicable Award Agreement. Notwithstanding the foregoing, the terms of the Plan (as amended and restated) shall apply to any outstanding Award as of the Effective Date if the Committee or its delegate determines in its sole discretion that such application either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, except that the exception in this clause (ii) shall not apply following a Change of Control.

(o)Plan Effective Date and Term. This Plan was adopted by the Board on March 28, 2019 (the “Effective Date”). No Awards may be granted under this Plan on and after May 22, 2029; however, any Award granted prior to such termination date, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.

Denbury

DENBURY RESOURCES INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P O BOX 1342
BRENTWOOD, NY 11717

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	For	Against	Abstain
1A	John P. Dielwart	☐	☐	☐
1B	Michael B. Decker	☐	☐	☐
1C	Christian S. Kendall	☐	☐	☐
1D	Gregory L. McMichael	☐	☐	☐
1E	Kevin O. Meyers	☐	☐	☐
1F	Lynn A. Peterson	☐	☐	☐
1G	Randy Stein	☐	☐	☐
1H	Mary M. VanDeWeghe	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000415615_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

DENBURY RESOURCES INC.
Annual Meeting of Stockholders
May 22, 2019 8:00 AM (Central Daylight Time)
This proxy is solicited by the Board of Directors

The undersigned appoints John P. Dielwart and Christian S. Kendall (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Denbury Resources Inc., a Delaware corporation ("Denbury"), the undersigned is entitled to vote at the Annual Meeting of stockholders of Denbury to be held at 5320 Legacy Drive, Plano, Texas 75024, on Wednesday, May 22, 2019 at 8:00 A.M. (CDT) and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" Proposals 2, 3, 4 and 5. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjounment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

Continued and to be signed on reverse side

0000415615_2 R1.0.1.18